Exhibit 10.9

FIRST AMERICAN TlTLE WHEN RECORDED RETURN TO: Global Water Resources, LLC 21410 N. 19th Avenue Suite 201 Phoenix, Arizona 85027 4720441	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 20060939440 07/13/2006 04:11 ELECTRONIC RECORDING 4720441–83–1–1– – Gonzalesj

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

THIS INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT (this “Agreement”) is entered into as of July 10, 2006 between Global Water Resources, LLC, a Delaware limited liability company (“GWR” and “Coordinator”) and Sierra Negra Ranch, LLC, a Nevada limited liability company (“Landowner”).

RECITALS

A.        Coordinator is engaged in the business of, among other things, acquiring and consolidating water and wastewater utilities, coordinating the provision of water, wastewater and reclaimed water services to landowners through Coordinator’s regulated public service corporation affiliates and providing services or benefits to landowners, such as: (i) developing master utility plans for services including natural gas, electricity, cable television, Internet, intranet, and telecommunications; (ii) providing coordination of construction services for water, reclaimed water and wastewater treatment facilities, and (iii) providing financing for the provision of infrastructure in advance of growth. Coordinator’s services to be provided pursuant to this Agreement shall, however, be provided as set forth hereinafter.

B.        Coordinator owns several regulated utilities in the State of Arizona and is in the process of acquiring West Maricopa Combine, Inc. (“WMC”), an Arizona corporation, the holding company for five regulated water utilities including Water Utility of Greater Tonopah, Inc. (“WUGT”), an Arizona corporation, the result of which is expected to include serving the Landowner’s property known as Silver Water Ranch and Silver Springs Ranch (the “Land”) as more particularly described in Exhibit A to this Agreement. Coordinator intends to coordinate and facilitate water utility service to the Land through WUGT and any and all of Landowner’s obligations under this Agreement relating to water utility service are contingent on final closing of the acquisition of WMC and WUGT. Upon such closing and approval, WMC and WUGT

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will be wholly owned subsidiaries of Global Water, Inc., a wholly owned subsidiary of GWR. Coordinator represents and warrants: (1) that the acquisition of WMC and WUGT does not require approval of the Arizona Corporation Commission (“ACC”); (2) that Coordinator has full power to carry out the transactions provided for in this Agreement; (3) that Coordinator is not a party to any bankruptcy or similar proceeding, nor to the best of Coordinator’s knowledge, are there any other matters pending which would adversely affect Coordinator’s ability to perform the services set forth in this Agreement; (4) and that Coordinator has the financial capacity and experience to oversee and financially guarantee and hereby does guarantee to Landowner that Coordinator’s subsidiaries will have sufficient financial resources to provide the Utility Services described in this Agreement

C.        Coordinator has formed a wastewater utility referred to as Hassayampa Utility Company, Inc. (“HUC”) in order to serve the Land and other properties in the area, and has filed an application with the ACC for issuance of a Certificate of Convenience and Necessity (“CC&N”) to provide public wastewater utility service in the State of Arizona. HUC’s pending application for issuance of a CC&N pertains to another development and currently is before the ACC under Docket No SW-20422A-05-0659. HUC is a wholly owned subsidiary of Global Water, Inc., a wholly owned subsidiary of GWR. Coordinator provides equity and will provide equity for its subsidiaries’ capital construction and improvements.

D.        It is Coordinator’s intention in this Agreement to coordinate the provision of integrated water, wastewater, and reclaimed water plant and services, and those related services, to the Land. Within thirty (30) days of the closing of the acquisition of WMC and WUGT by Coordinator, Coordinator shall coordinate and arrange for the filing of CC&N extension applications by WUGT and HUC as necessary with the ACC to provide water, reclaimed water, and wastewater service (collectively, “Utility Services”) to the Land as well as other land. Coordinator shall consult and coordinate with the Landowners regarding such filing. To the best of Coordinator’s actual knowledge, there are no laws, restrictions or other agreements which may prevent Coordinator from obtaining all the governmental authorizations described in this Agreement, including the CC&N extension and approvals from the ACC. Coordinator does not have an agreement with any third party (other than a financing agreement with its lenders) under which Coordinator or its successors in interest is or could become obligated to (i) sell HUC or WUGT or any portion thereof to a third party, or (ii) grant, transfer, or dedicate any part of

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HUC’s or WUGT’s assets to a third party. Under this Agreement, Coordinator shall facilitate and arrange the provision of water, wastewater and reclaimed water services to the Land through WUGT and HUC, and Coordinator shall financially guarantee to Landowner that WUGT and HUC will have sufficient financial resources to provide water, wastewater and reclaimed water service to the Land. Landowner’s obligations under this Agreement relating to wastewater service are contingent on HUC obtaining a valid CC&N from the ACC and extending its CC&N to include the Land, and Coordinator’s continuing financial guarantees as set forth in this Agreement. Landowner’s obligations under this Agreement relating to water service are contingent on WUGT obtaining a final order from the ACC extending WUGT’s CC&N to include the Land, and Coordinator’s financial guarantees as set forth in this Agreement. Under this Agreement, Coordinator, WUGT and HUC shall be responsible for any and all engineering, design, construction, licensing, permitting, payment and financing for and of any and all water, wastewater, and reclaimed water plant, production, treatment, storage, pumping, and delivery facilities constructed on or off the Land or on Coordinator’s, WUGT’s or HUC’s properties to the Delivery Points as defined below (the “Off-Site Facilities”), necessary to provide water, reclaimed water, and wastewater service to the Land, and shall hold Landowner harmless from any liens or additional charges on the Land resulting from Coordinator’s, WUGT’s, and HUC’s provision of services to the Delivery Points as set forth in this Agreement. Under this Agreement, “Off-Site Facilities” means those water, reclaimed water, and wastewater facilities to be constructed by Coordinator or its subsidiaries under this Agreement, including all water, reclaimed water, and wastewater plant, production, treatment, transmission, storage, pumping, and delivery facilities constructed either off the Land, on the Land (but expressly excluding any delivery systems to the actual end-users on the Land), or on Coordinator’s, WUGT’s or HUC’s properties to the Delivery Points as further defined and set forth on attached Exhibit H. Landowner shall not have any additional financial responsibilities for Off-Site Facilities, including additional charges or hook-up fees intended to reimburse Coordinator, HUC and/or WUGT for Off-Site Facilities costs, except as set forth in this Agreement.

E.        Landowner is the fee simple owner of that certain real property located in Maricopa County, Arizona, the legal description of which is included on the attached Exhibit A (the “Land”).

F.        To protect Landowner’s long-term investment in the Land and to ensure that the

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Land has access to essential utility services, the Landowner desires to engage Coordinator to provide various services including arranging and coordinating for the Landowner the provision of water, reclaimed water, and wastewater utility services, and related services, by WUGT and HUC with respect to the Land pursuant to the terms and conditions hereinafter set forth. Landowner will work with WUGT and HUC to include the Land in WUGT’s and HUC’s CC&N service areas as necessary. Landowner may entitle and sell the land in whole, in part, or in multiple phases to entities for future development. Through Coordinator, Landowner has requested water, reclaimed water and wastewater services from WUGT and HUC, and GWR through WUGT and HUC has, subject to the terms of this Agreement and as otherwise legally permitted, agreed to provide such services to Landowner, including the financing and construction of any and all Off-Site Facilities necessary to provide water, reclaimed water and wastewater services to the Land. Coordinator shall facilitate and arrange for WUGT and HUC to provide “will serve” letters contemporaneously with the execution of this Agreement in a form consistent with Exhibit I and shall provide notices of intent to serve as required by governmental agencies from WUGT and HUC for Landowner. In the event WUGT and HUC do not provide such will serve letters and notice of intent to serve to Landowner, any amounts paid by Landowner under this Agreement shall remain in an interest bearing escrow account as set forth hereinafter until WUGT and HUC provide such will serve letters and notices of intent. If WUGT and HUC fail to provide such letters and notices within 90 days of the date of this Agreement, Landowner shall have the right to a refund of any and all monies in such escrow account, including accrued interest. The Parties acknowledge that all Utility Services will be provided by WUGT and HUC, and that Coordinator itself does not provide Utility Services.

G.        The Parties acknowledge that the approval or extension of WUGT’s and HUC’s CC&Ns may not be finalized until such time as the appropriate Arizona Department of Water Resources (“ADWR”), Arizona Department of Environmental Quality (“ADEQ”), Maricopa County Environmental Services Department (“MCESD”), and Maricopa Association of Governments (“MAG”) permits and approvals are in place.

H.        The parties recognize and acknowledge that this Agreement is a financing, coordination, and option agreement only as more fully set forth herein. The fees contemplated in this Agreement represent an approximation of the carrying costs associated with interest and capitalized interest associated with the financing of infrastructure for the benefit of the

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Landowner or its successors until such time as the rates associated from the provision of services within the areas to be served as contemplated by this agreement generate sufficient revenue to carry the ongoing carrying costs for this infrastructure. Coordinator shall bear the risk that the approximation of the carrying costs does not match actual carrying costs, and Landowner shall not be required to pay any additional amount to Coordinator or to others for carrying costs. Nothing in this Agreement should be construed as a payment of principal, a contribution or advance to the utilities and will bear no repayment of any kind or nature in the future, unless otherwise agreed by the Parties, or except as otherwise required in this Agreement.

I.        The Parties recognize, acknowledge and agree that the wastewater provisions of this Agreement are contingent upon one twenty (20) acre wastewater treatment site, with an option for up to 10 additional contiguous acres as described in subsection 3.5, for a Water Reclamation Facility (“WRF”), as outlined in the MAG 208 document filed by HUC on May 8, 2006, being deeded to HUC within 60 days of signing this Agreement or as soon thereafter as is reasonably possible under applicable Arizona laws. Any change to the site location identified in the MAG 208 proceedings will require Landowner’s written consent, not to be unreasonably withheld, and, if required, Coordinator shall seek to obtain an amendment to the MAG 208 Plan. The Parties also recognize, acknowledge and agree that the water supply obligations of this Agreement are contingent upon a three (3) acre water treatment plant (“WTP”) site being deeded to Coordinator or to WUGT within twelve months of the execution of this Agreement or as soon thereafter as is reasonably possible under applicable Arizona laws. The WTP site can be located within the open space requirements of Maricopa County. In the event HUC and/or Coordinator fail to satisfy and/or meet, or more likely than not will not be able to meet, any and all CC&N conditions or other regulatory requirements, or other conditions and performance requirements set forth in this Agreement for reclaimed water and/or wastewater services as provided for herein, the land for the WRF shall revert immediately to Landowner and HUC and/or Coordinator shall deed such land in fee with no encumbrances to Landowner within 60 days of such failure. In the event WUGT and/or Coordinator fail to satisfy and/or meet, or more likely than not will not be able to meet, any and all CC&N conditions or other regulatory requirements, or other conditions and performance requirements set forth in this Agreement for water services as provided for herein, the land for the WTP shall revert immediately to Landowner and WUGT and/or Coordinator shall deed such land in fee with no encumbrances to Landowner within 60

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days of such failure. In these events, Coordinator shall execute any and all necessary additional documents to effectuate such reversion to Landowner within ten (10) days of Landowner’s written request. The locations of the WRF and WTP must be reasonably approved in writing by the Landowner, and any changes to the approved locations shall require the Landowner’s additional written approval and will occur upon Landowner’s reasonable request. The proposed WRF locations as submitted on the MAG 208 filing are identified on Exhibit H.

J.        The Parties recognize, acknowledge and agree that this Agreement is contingent upon the acquisition of WMC and WUGT by Coordinator or its affiliates. It is further recognized, acknowledged and agreed that $500 per EDU of the Landowner Payment described in subsection 4.1 will be allocated toward the acquisition purchase price of WMC and all its subsidiaries.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.        Obligations of Coordinator. Upon execution of this Agreement, Coordinator shall use its best efforts to complete the acquisition of WMC and WUGT, and upon such acquisition, Coordinator shall facilitate, arrange and/or coordinate with WUGT and HUC to provide Utility Services to Landowner, including without limitation, obtaining any and all necessary permits and approvals from the ACC, ADWR, ADEQ, MCESD, and MAG for WUGT and HUC lawfully to provide timely Utility Services to the Land, which will contain approximately 8,622 EDUs. In return for the payments by Landowner herein, and subject to the terms herein, Coordinator, through WUGT and HUC, shall construct any and all water, reclaimed water, and wastewater treatment plant, delivery facilities and lines required by the development plan to the Delivery Points and to a reclaimed water storage facility within the Land, at locations to be requested by Coordinator or Landowner consistent with the development master plan and plats, and approved by Landowner (the “Delivery Points”). Delivery Points have been estimated based on the current site plan and noted on Exhibit H. Coordinator shall achieve substantial completion of the WTP and WRF within 18 months of the issuance of the Start Work Notice (“SWN”) described in subsection 4.1 below including any and all Off-Site Facilities. Coordinator shall and hereby does financially guarantee to Landowner that WUGT and HUC shall have sufficient financial

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resources to construct the appropriate water, reclaimed water, and wastewater facilities to provide water, reclaimed water and wastewater services to the Land for approximately 8,622 EDUs. It is estimated that it may take up to eighteen (18) months to obtain all necessary permits and/or approvals contemplated by this Agreement. Following satisfaction of the conditions and regulatory approvals set forth above, Landowner may in its absolute discretion issue a SWN to Coordinator to commence construction. Upon issuance of such notice, Coordinator shall commence bidding of construction services. Coordinator shall facilitate the construction and achieve substantial completion within 18 months from the date of such notice as referenced below.

2.        Coordination with WUGT and HUC. Coordinator shall cooperate with Landowner as reasonably requested by Landowner and shall arrange and obtain the list of services on Exhibit D hereto for Landowner to be provided from WUGT and HUC, subject to obtaining the applicable regulatory approvals. Landowner or any successor to Landowner desiring the delivery of Utility Services to any portion of the Land from the Delivery Points must enter into separate Water Facilities Extension and Wastewater Facilities Extension Agreements (the “Extension Agreements”) with WUGT and HUC respectively, at or prior to the time any portion of the Land has received final plat approval from Maricopa County (“Plat Approval”) unless otherwise agreed by the Parties. The Extension Agreements shall not contain any charges or fees for the cost of Off-Site Facilities or related services provided to the Delivery Points, including any administrative or oversight charges. To the extent either WUGT or HUC requests that Landowner contribute or finance additional monies for Off-Site Facilities to provide water, reclaimed water or wastewater service to the Land, Coordinator hereby acknowledges and agrees that Landowner shall not be responsible for payment of such additional costs for Off-Site Facilities to WUGT or HUC. Rather, Coordinator shall be responsible for payment of any and all such additional costs for Off-Site Facilities as requested by WUGT or HUC or as otherwise required. At Landowner’s option, Landowner may pay WUGT or HUC for such additional costs for Off-Site Facilities, and Landowner then may offset and deduct any such payments to WUGT or HUC against any remaining amounts due to Coordinator under this Agreement. Unless otherwise agreed and negotiated by the Parties, which the Parties agree to do in good faith, the Extension Agreement shall be in the form attached hereto as Exhibits E and F, subject to the approval of the ACC.

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3.          Obligations of Landowner. Landowner agrees to cooperate with Coordinator as reasonably requested by Coordinator and agrees to provide all information and documentation reasonably available to Landowner about the Land reasonably necessary for Coordinator to comply with its obligations under this Agreement. The site plan anticipated at the time of this Agreement for the Land is attached hereto as Exhibit B. Landowner may make changes to the site plan at Landowner’s discretion (so long as such changes do not materially affect the obligations of the Parties herein), or the site plan will change consistent with Maricopa County decisions and requirements, and such changes shall be incorporated into this Agreement when received by Coordinator.

3.1      In addition, Landowner agrees to grant to WUGT and HUC, all reasonably necessary easements and rights of way on the Land requested by Coordinator and agreed by Landowner for the construction and installation and subsequent operation, maintenance and repair of the Utility Services. As determined and reasonably agreed by the Parties, such easements and rights of way shall be of adequate size, location and configuration so as to allow WUGT and HUC, when the Land is developed by Landowner or its successors, ready and all weather access to all facilities for maintenance and repairs and other activities reasonably necessary to provide safe and reliable water, reclaimed water, and wastewater Utility Services in a timely manner. Landowner is not required to provide any easements or access to any locations outside of the Land.

3.2      Assured Water Supply Once WUGT has constructed the WTP and has a pressurized water system inclusive of hydrants on the portion of the Land where Landowner needs and has requested water, and except as otherwise provided in this Agreement, the Parties agree that Landowner will pay the ACC Tariff rates for water provided by WUGT, including construction water. Coordinator shall coordinate and negotiate with WUGT for a credit or reimbursement to Landowner in an amount equal to Landowner’s reasonable expenditures and reasonable costs to provide any non-groundwater water resources or Type 2 right to WUGT pursuant to subsection 3.2.1 below. In order for the credit or reimbursement to occur, WUGT must own or control the non-groundwater water resource or Type 2 right provided by Landowner. The reclaimed water Tariff rate shall apply to any water WUGT provides to Landowner for interim uses on parcels that will use reclaimed water long term, such as golf course watering, lake fill

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and refill, and common area watering. Landowner agrees to not apply for a Certificate of Assured Water Supply before January 1, 2007 to allow Coordinator the opportunity to research the option of obtaining an Assured Water Supply Designation.

3.2.1    Coordinator is currently planning to have WUGT obtain an Assured Water Supply Designation (“Designation”) from ADWR to serve WUGT’s service area. This subsection 3.2.1 shall apply only if Coordinator or WUGT secure a Designation. As Landowner at its discretion ceases to utilize the appurtenant grandfathered groundwater withdrawal rights on the Land or any phase of the Land for which a final plat has not yet been approved, for farming or raising of stock, and for construction or development purposes, Landowner will submit an application to ADWR to extinguish the Irrigation Grandfathered Rights and Type 1 Rights appurtenant to these areas, and will transfer the extinguishment credits to WUGT in consideration of WUGT’s provision of an assured water supply for the Land. Landowner or its successor may at their discretion retain the Type 1 Rights appurtenant to a parcel of land to utilize long term in conjunction with development of hot spring facilities on the Land. To the extent the Irrigation Grandfathered Rights, Type 1 Rights, or alternative water supplies provided by Landowner to WUGT at the time set forth in Section 3.2 and pursuant to this subsection 3.2.1 are insufficient to provide the quantity of water necessary to meet the needs of certain non-residential uses, including water features, hot spring facilities, turf-related facility watering, lakes, and golf course uses, Landowner agrees to provide Type 2 rights, Type 1 rights delivered from other portions of the Land that have not yet received final Plat Approval, long-term storage credits and/or a recovery well permit, or an acceptable alternative water supply, that may be used to serve these uses in a manner that is consistent with ADWR’s consistency with management goal requirements and that, if applicable, does not result in an increase to any replenishment obligation of WUGT (unless Landowner satisfies such obligation) until the Land is generating enough reclaimed water for those purposes. Coordinator shall negotiate and coordinate with WUGT to withdraw and serve such Type 2 water, Type 1 water, stored water or alternative water to Landowner upon request as set forth in this Agreement. Notwithstanding the provisions in this subsection, Coordinator will indemnify Landowner for any actions taken by Coordinator or its subsidiaries that demonstrably

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harms Landowner’s priority to physically available water below Landowner’s property as determined in the ADWR’s Analysis of Assured Water Supply (“Analysis”) number 28-401346.0000 dated September 28, 2004. Coordinator’s indemnity shall be limited to the obligation to timely provide an equivalent amount of physically available water of such a quantity and quality as is required to meet Landowner’s objectives for the Land within the quantity and quality deemed available in the Analysis.

3.2.2    This subsection 3.2.2 shall apply if Coordinator or WUGT are unable to obtain a Designation or if Coordinator or WUGT fail to obtain or will not be able to obtain a Designation within six (6) months prior to the date Landowner or its successors reasonably expect to obtain final Plat Approval for any part of the Land. Landowner shall retain all Irrigation Grandfathered Rights and Type 1 Rights appurtenant to the Land or phase to be Certificated. Landowner or its successors will notify Coordinator of the platting timeline when the same is determined by Landowner in its reasonable discretion. Landowner shall retain the right to use Type 1 Rights within the Land or phase, and WUGT shall be responsible for administering or reporting such uses if required by ADWR or the Central Arizona Groundwater Replenishment District. If Landowner chooses to extinguish any Irrigation Grandfathered Rights or Type 1 Rights, Landowner will retain the extinguishment credits. For two years past the date the Certificate of Assured Water Supply issues for the applicable Land or phase, WUGT shall have the exclusive option to purchase any such extinguishment credits resulting from such Land or phase pursuant to this subsection for $100 per credit to be paid to the owner of the credits.

3.3      Coordinator or WUGT’s interests in owning existing wells on the Land are primarily for groundwater uses until reclaimed water is available as well as possibly converting the well to a service area well for use in water production for the CC&N area. After Landowner or its delegee have ceased farming a portion of the Land, and if such wells, tanks, pressurization structures or other water appurtenances are no longer needed by Landowner for uses on or under the Land, Landowner shall transfer and convey to Coordinator or WUGT at no cost to WUGT (or Coordinator) any of Landowner’s wells, tanks, pressurization structures, and other water appurtenances of any kind or nature on such portion of Land that Coordinator, in its sole and reasonable discretion, deems useful

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for WUGT, whether operational, abandoned, agricultural or otherwise. In addition, if WUGT identifies existing well sites on the Land that WUGT deems useful for WUGT, and such existing well sites are not located within areas identified in the current or any approved preliminary plans as areas to be used for entrances, entry monumentation or public roadways, Landowner shall cause such well sites to be identified on the final Plat Approval and dedicated to WUGT in fee, free of all liens, claims and encumbrances of any kind or nature whatsoever. If WUGT selects an existing well site for uses identified at the beginning of this sub-section, and Landowner or its successors still wish to use the existing well, then Landowner or its successors will establish a customer account with WUGT whereby Landowner can obtain the water necessary to continue farming or raising of live stock, or for construction uses in areas or phases of the Land that lack a pressurized water system inclusive of hydrants at a special agricultural or bulk rate equal to Landowner’s cost of pumping and required repairs prior to the transfer of the well. In lieu of ACC approval for the special agricultural or bulk rate, Coordinator will subsidize the Landowner in this area. Coordinator or WUGT shall be responsible for the well site, well replacement, and all well operation and maintenance expenses. Any well sites, tanks and pressurization structures not transferred to Coordinator or WUGT are to be decommissioned at the Landowner’s expense.

3.4      Both Parties acknowledge that until reclaimed water is available for the Land, groundwater from wells on the Land may be utilized. The rate charged for the use of such groundwater for lake fills is the ACC Tariff rate set for reclaimed water. Coordinator will obtain an Interim Use Permit (“IUP”) from ADWR on behalf of the Landowner or the Landowner’s homeowners association to allow the use of groundwater or alternative water source until reclaimed water is available. Specific identified costs associated with completing the IUP will be reimbursed by Landowner to Coordinator subject to written documentation of such costs. Such costs may include engineering plans prepared by Landowner’s engineering firm for the benefit of ADWR subject to Landowner’s prior written notice. The ongoing renewal costs and annual reporting associated with the maintenance of the IUP shall be borne by the Landowner or the designated homeowners association as appropriate. Upon agreement of the Parties,

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which will not be unreasonably withheld by Coordinator, Landowner or its successor may submit its own IUP application at its own expense.

3.5      Landowner agrees to deed or cause the deeding by the record owner, free and clear of all liens and encumbrances, and at no cost to Coordinator, one twenty (20) acre wastewater treatment site for a Water Reclamation Facility (“WRF”), as outlined in the MAG 208 document filed by HUC on May 8, 2006 and as determined in consultation with Landowner, to Coordinator or to HUC prior to the filing of an Aquifer Protection Permit by HUC. If Landowner’s approved development master plan requires changes to the WRF location or plan, Coordinator shall seek approval for an amendment the MAG 208 Plan consistent with the approved development master plan for the Land. If a site change for the WRF is required, Landowner recognizes Coordinator’s obligation under the preceeding sentence is contingent on the approved amendment of the MAG 208 Plan. As required for service to the Land, Landowner is responsible for all costs related, if any, to provide that the actual footprint of the WRF (as located within the WRF site) is out of the floodplain prior to the filing of permits at Landowner’s request as necessary for the construction and ultimate operation of the WRF to serve the Land. Landowner acknowledges the 20 acres may require specific zoning and will use its best efforts to achieve zoning necessary from Maricopa County for the location and operation of a WRF. The Parties agree that the Utility Services for the Land are contingent on the use of this site as a WRF. If required to meet MAG 208 regional plan requirements, after the initial 20 acres are conveyed, and upon Coordinator’s request, Landowner shall convey to Coordinator, or HUC or Coordinator’s nominee subject to the requirements of this Agreement, excess land in the amount of up to an additional 10 acres contiguous to the WRF site (the “Excess Land”) that is also free and clear of all liens and encumbrances, and Landowner will use its best efforts to achieve zoning necessary from Maricopa County for the location and operation of a WRF on such Excess Land. Coordinator or HUC will have an option to purchase the Excess Land from the Landowner for a period of five years from the date of signing this Agreement at a purchase price based upon Landowner’s basis in the land at the time of execution of this Agreement plus accrued interest from the date of this Agreement. The interest rate paid will be the Prime Interest Rate as established by Wells Fargo Bank or Chase Bank as determined by Landowner in

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its reasonable discretion. Coordinator may exercise such option solely for purposes of locating and operating a WTP, WRF or Wastewater Treatment Plant on the Excess Land. If the option is exercised for a WTP, then the unused WTP land referred to in Recital I and Section 3.6 of this Agreement not otherwise used for such purpose shall be returned to Landowner. The Parties further understand and agree that the total amount of land provided under this subsection, including any and all setbacks shall not exceed 30 acres. Coordinator or HUC shall grant Landowner an easement to use up to two of the four sides of the 350 foot setback within such 30 acres as Landowner requests, so long as such uses and easement are consistent with government requirements and HUC’s service obligations to its customers. Maintenance of the setback used by the Landowner is the responsibility of the Landowner. Coordinator agrees that the acreage provide to Coordinator and HUC pursuant to this subsection is sufficient to satisfy any ADEQ or other setback requirements applicable to HUC’s wastewater treatment facilities. Coordinator also agrees that the use of the acreage by Coordinator, WUGT and/or HUC shall be limited to facilities and structures necessary for WUGT and/or HUC to provide water, reclaimed water and wastewater services, including reclaimed water retention structures and SCADA towers not to exceed 150 feet unless otherwise consulted with the Parties. The Parties acknowledge and agree that Coordinator, WUGT and/or HUC may install only one tower per WTP, WRF and well site. Coordinator shall not allow any party other than Landowner without Landowner’s written permission to use, any of the four sides of the 350 foot setback for a purpose that Landowner determines is inconsistent with future development plans (for example, cell phone towers, electrical towers, or other unsightly uses, or uses likely to be a nuisance to neighboring homeowners). In consultation with Landowner, Coordinator shall make reasonable efforts to design and configure such SCADA tower to minimize disruption of development views or other impacts on the Land. In the event Coordinator or its subsidiaries do not use the 20 acre WRF site for location and siting of a WRF to serve the Land, or in the event that Coordinator or its subsidiaries do not use the 3 acre WTP site for location and siting of a WTP to serve the Land, or in the event that Coordinator or its subsidiaries do not use the Excess Land for location and siting of a WRF and/or WTP, then Coordinator shall reconvey such unused Land or unused portion of the Land to Landowner.

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3.6      The Landowner further agrees, within 12 months of the execution of this Agreement, or as soon thereafter as is reasonably possible under applicable Arizona laws, and at no cost to Coordinator, to deed, free and clear of all liens and encumbrances, a three (3) acre water treatment site (“WTP”) to Coordinator or to WUGT in a location reasonably requested by Coordinator or WUGT and approved in writing by Landowner.

3.7      In the event HUC, WUGT and/or Coordinator fail to satisfy and/or meet any and all CC&N conditions or other regulatory requirements, the land previously deeded for the unsuccessful WRF and/or WTP shall revert to Landowner. HUC, WUGT and/or Coordinator shall deed such land back to Landowner within one month of Landowner’s request free and clear of any and all encumbrances and/or liens on such land. Coordinator shall execute any and all documents necessary to effectuate such reversion to Landowner.

4.        Payment Obligations. Landowner, or its assigns in title and/or successors in title, shall pay Coordinator as an acquisition, interest and financing fee as full and final compensation to the Coordinator in consideration for its services and performance of its covenants and agreements contained in this Agreement, at the times specified in this Agreement the total sum of $5,500.00 per EDU in the developments (the “Landowner Payment”), with any portion of this sum unpaid at the time of final plat approval for the portion of the Land affected, or sale of the Land or a portion of the Land by Landowner, whichever occurs later, adjusted upward based on a CPI Factor as defined in this Agreement. However, if Maricopa County requires a water and/or wastewater plant to be substantially complete prior to the issuance of a final Plat Approval requested by Landowner, and only if Landowner has issued a SWN, the unpaid portion of the Landowner Payment for the EDUs in the plat submitted by Landowner for approval must be paid no later than six months after final Plat Approval. For ten years following execution of this Agreement, the CPI Factor is defined as the Consumer Price Index – United States City Average – for All Urban Consumers – All Items published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), with the Index for the month the wastewater CC&N application is approved for Landowner’s Land being treated as the base Index, plus two percent (2%). After ten years following execution of this Agreement, the CPI Factor is defined as the Consumer Price Index – United States City Average – for All Urban Consumers – All Items published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), with

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the Index for the month the wastewater CC&N application is approved for Landowner’s Land being treated as the base Index. The Parties, however, further agree to renegotiate this CPI Factor in good faith in the event that it results in a Landowner Payment in excess of related financing requirements. If the Index is discontinued or revised during the term of this Agreement, such other government index or computation with which it is replaced shall be utilized, and modified as necessary, to obtain substantially the same result as would be obtained if the Index had not been so discontinued or revised. For example, if the CC&N for wastewater is approved in December 2007, and a portion of the Landowner Payment, $500 per EDU, is due in April 2008, and the most current available Index is 187.3 and the Index for December 2007 was 182.5, the Landowner Payment per EDU would be calculated as follows: $500 x 187.3/182.5 x 1.02 = $523.41 per EDU. The CPI Factor as limited above is only applicable to that particular unpaid portion of the $5,500 per EDU base fee. The number of EDUs within the development shall be calculated as follows: (i) each single family residential EDU included in the final Plat Approval shall constitute one (1) EDU and (ii) each net acre of commercial or industrial property included in the final Plat Approval shall constitute four point eight (4.8) EDUs. Following the last final Plat Approval for the Land as determined by Landowner, Landowner and Coordinator shall reconcile the amount paid by Landowner pursuant to the preceding sentence with the actual portion of the Landowner Payment paid to date and Landowner shall pay to Coordinator or Coordinator shall pay to Landowner, as the case may be, the amount necessary to reconcile such Landowner Payment. All of the portion of the Landowner Payments for water service under this Agreement are contingent on Coordinator’s acquisition of WMC and WUGT. In the event that Coordinator is unable to acquire WMC and WUGT, the Parties agree that any payments made into an escrow account will be immediately returned to Landowner, including accrued interest. Further, the Parties understand and agree that a complaint has been filed against Coordinator with the ACC under Docket Nos. W-01445A-06-0200, SW-20445A-06-0200, W-20446A-06-0200, W-03567A-06-2000 and SW-03575A-06-0200 alleging that certain Infrastructure, Coordination and Finance Agreements executed by Coordinator are invalid by Arizona law. In the event that the ACC determines that Coordinator’s Infrastructure, Coordination and Finance Agreements are invalid or against the law, the Parties hereby agree to amend this Agreement to conform to any such decision issued by the ACC and in doing so shall make best efforts to maintain the substance (including all benefits and

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obligations) of this Agreement in any amended or restated agreement. To be effective, an amendment or restated agreement shall require the written consent of the Parties. In the event that such decision by the ACC materially alters the substance of the transaction between Landowner and Coordinator, and precludes Coordinator from fulfilling its obligations or materially increases the costs to Landowner under this Agreement, the Parties agree that this Agreement may be voided and Coordinator shall refund any and all payments made under this Agreement to Landowner that are in excess of costs incurred for services or construction to date as previously approved by Landowner which such costs shall not be more than 15% of the Landowner Payments made to date if such ACC decision occurs prior to issuance of the SWN by Landowner. Such costs reasonably incurred for services or construction to date will be made available to Landowner for review. To the extent this Agreement is voided or amended as set forth above, Coordinator shall upon request by Landowner record any and all release documents related to this Agreement and any lien related to this Agreement with the County Recorder in a form approved by Landowner and Coordinator shall waive any and all other claims against the Land or Landowner under this Agreement in writing, except as otherwise allowed in an amended or restated agreement. To the extent this Agreement is voided, Coordinator shall within 90 days deed and reconvey the WTP, WRF, and all well sites received from Landowner, along with any and all land previously deeded to Coordinator from Landowner, to Landowner free and clear of any and all encumbrances, liens and restrictions, and the Coordinator shall return or assign all water rights or extinguishment credits provided to Coordinator by Landowner pursuant to this Agreement. To the extent this Agreement is voided, Coordinator shall return to Landowner within 90 days all plans, documents and other materials provided to Coordinator, WUGT or HUC by Landowner or created to design water or wastewater facilities to serve the Land.

4.1      The following describes the timing of payments for residential EDUs of $5,500 per EDU plus the CPI Factor, if applicable. Until a final Plat Approval is received, residential EDUs are assumed to be at 3.5 EDUs per acre. Any additional amount due for the CPI Factor for each phase or portion of the Land is paid as each phase or portion receives final Plat Approval.

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Within 72 hours of the execution of this Agreement, the Landowner will deposit in escrow $500.00 per EDU ($4,311,000 for 8,622 EDUs). All $500.00/EDU will be released to Coordinator contemporaneously with the close of escrow for the purchase of WMC or, if escrow has already closed, immediately upon deposit. If

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within 7 days of execution of this Agreement, Coordinator and WMC have not executed a purchase agreement for Coordinator’s acquisition of WMC, then Landowner’s $500 per EDU payment will be returned to Landowner;

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Within 72 hours of the execution of this Agreement, Landowner will deposit in escrow $75.00 per EDU payment ($646,650 for 8,622 EDUs) for the May 8, 2006 filing of the MAG 208 plan amendment. All $75.00/EDU will be released to Coordinator contemporaneously with the close of escrow for the purchase of WMC or, if escrow has already closed, immediately upon deposit. Landowner will remit to Coordinator $25.00 per EDU ($215,550 for 8,622 EDUs) payment within 90 days of the execution of this Agreement, or contemporaneously with the closing of the WMC acquisition transaction, whichever is later. If within 7 days of execution of this Agreement, Coordinator and WMC have not executed a purchase agreement for Coordinator’s acquisition of WMC, then Landowner’s $75 per EDU payment will be returned to Landowner

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Upon the filing of the application for a wastewater CC&N by HUC, or upon filing of the application for an extension of WUOT’s CC&N by WUGT, or within 90 days of execution of this Agreement, whichever is later, Landowner will remit to Coordinator an additional $100.00 per EDU ($862,200 for 8,622 EDUs). The CC&N applications will be prepared during the diligence period of the WMC acquisition and filed with the ACC within thirty (30) days of the closing of that transaction;

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Contemporaneously with the closing of the WMC transaction this Agreement shall be recorded in the records of the Maricopa County Recorder, and will reference any portion of the Land over which Landowner has exercised a purchase option and is the record title holder;

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Upon the ACC’s final approval of issuance of an ACC decision granting and/or extending the CC&N of HUC to include the Land, and upon issuance of a final ACC decision granting an extension of WUGT’s CC&N to include the Land, but no earlier than January 1, 2007, $150.00 per EDU ($1,293,300 for 8,622 EDUs) will become due and payable by the Landowner to Coordinator;

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Upon the successful approval of the MAG 208 plan amendment that includes the Land, but no earlier than January 1, 2007 $150.00 per EDU ($1,293,300 for 8,622 EDUs) will be due and payable by the Landowner to Coordinator;

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Upon Landowner’s issuance of the “Start Work Notice” (“SWN”), a description of which is set forth at Exhibit C attached hereto, the first of which shall require the commencement of construction of facilities for 2,000 EDUs, $1,000,000 will be due and payable by the Landowner to Coordinator. The SWN shall be issued at Landowner’s sole discretion. Landowner acknowledges that Coordinator, through WUGT and HUC, shall continue to financially guarantee that WUGT and HUC have sufficient financial resources to achieve substantial completion of

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the WTP and WRF, including any and all water, reclaimed water, and wastewater treatment plant, delivery facilities and lines necessary for water, reclaimed water and wastewater service to the Land within 18 months of the issuance of the SWN. Coordinator shall be required to accept Landowner’s SWN any time after any and all necessary permits have been issued and approved for the water, reclaimed water and wastewater facilities. Landowner represents and warrants that it will make reasonable efforts after the issuance of Landowner’s SWN to pursue and obtain a final Plat Approval for a portion of the Land as determined by Landowner in its sole discretion within 6 months of the substantial completion of both the WTP and WRF, or Landowner will sell a portion of the Land to a buyer who will do so. Coordinator plans to pursue obtaining permits and approvals necessary to bore under Interstate 10, or otherwise locate a pipeline below an available overpass, as this would alleviate the need to build a WRF north of Interstate 10 for a number of years. In the event the Coordinator is successful in receiving these permits and approvals, the Landowners of developments contemplated as Copperleaf, Silver Water Ranch and Silver Spring Ranch may share the cost of the initial 2,000 EDU SWN fee based on the pro rata share of the EDUs to be initially constructed within each development. If Landowner does not participate in the SWN filed by another landowner or developer within WUGT’s or HUC’s CC&N area, then Landowner’s first SWN payment is not due until Landowner or its successors request a SWN for the Off-Site Facilities necessary to serve the Land.

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Depending on the amount already paid by Landowner, the balance of the Landowner Payment (the $5,500.00 per EDU including CPI Index, if applicable) will be due and payable at the time of final Plat Approval for the number of EDUs within the plat or sale of the Land or portion of the Land by Landowner to the ultimate builder/developer as reflected in a change in record title ownership of the Land, whichever occurs later. Coordinator understands that Landowner intends to sell the Land to other parties who will be the ultimate builders/developers of the Land. Coordinator understands that the balance of the Landowner Payment shall not be due until Landowner sells the Land to another party as reflected in the change in record title ownership or upon final Plat Approval, whichever occurs later. As stated in Section 4 in this Agreement, if Maricopa County requires a water and/or wastewater plant to be substantially complete prior to a final Plat Approval requested by Landowner, and only if Landowner has issued a SWN, the unpaid portion of the Landowner Payment for the EDUs within the plat submitted by Landowner for approval must be paid no later than six months after final Plat Approval. With the amounts due for the last final plat within the Land, Coordinator will true up any discrepancy with respect to the actual number of EDUs at final Plat Approval against EDUs estimated and sums paid pursuant to this Agreement. Either the Coordinator will pay the Landowner or the Landowner will pay the Coordinator that difference contemporaneous with the final payment as triggered by the final platted parcel(s) of the Land.

Pursuant to Section 4.3, Coordinator shall arrange for interest-earning escrow accounts

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for those payments in this subsection that are to be placed in escrow, with the interest paid to Landowner if the escrow is to be returned to Landowner. Escrow interest will otherwise be credited to reduce the outstanding balance of the Landowner Payment due to Coordinator. An example of how the Landowner Payment would be calculated for land included in the CC&N with 2,000 residential EDU’s developed in two phases of 1,000 EDU’s each is:

-	$500 times 2,000 EDU’s or $1,000,000 is due in escrow within 72 hours of signing of this Agreement;

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$75 times 2,000 EDU’s or $150,000 is due to escrow within 72 hours of the signing of this Agreement for the May 8, 2006 filing of the MAG 208 application, $25 times 2,000 EDU’s or $50,000 is due to Coordinator within 90 days from execution of this Agreement or contemporaneously with the closing of the WMC acquisition transaction, whichever is later;

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$100 times 2,000 EDU’s or $200,000 is due to Coordinator for the filing of both the application for a wastewater CC&N and the application, if necessary, for expansion of the water CC&N, or within 90 days of the execution of this Agreement, whichever is later;

-	$150 times 2,000 EDU’s or $300,000 is due to Coordinator upon issuance of a final decision by the ACC approving the CC&Ns for both WUGT and HUC, but no earlier than January 1, 2007;

-	$150 times 2,000 EDU’s or $300,000 is due to Coordinator upon EPA’s approval of the MAG 208 plan amendment, but no earlier than January 1, 2007;

$500 times 2,000 EDU’s or $1,000,000 is due to Coordinator from Landowner, or Landowner and other participating landowners as described above in subsection 4.1, upon issuance of Landowner’s SWN;

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$4,000 plus the CPI Factor times 1,000 final platted EDU’s, or $4,000,000 plus the CPI factor, is due to Coordinator at final Plat Approval for the first phase and/or change in record title ownership, whichever occurs later. If, however, Maricopa County requires a water and/or wastewater plant to be substantially complete prior to a final Plat Approval requested by Landowner, and only if Landowner has issued a SWN, the payment obligation of $4,000,000 plus CPI Factor must be paid no later than six months after final Plat Approval; and

-	$4,000 plus the CPI Factor times 1,000 final platted EDU’s, or $4,000,000 plus the CPI factor, is due to Coordinator at the final Plat Approval for the

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second phase and/or change in record title ownership, whichever occurs later. If, however, Maricopa County requires a water and/or wastewater plant to be substantially complete prior to a final Plat Approval requested by Landowner, and only if Landowner has issued a SWN, the payment obligation of $4,000,000 plus CPI Factor must be paid no later than six months after final Plat Approval.

4.2      For commercial and industrial property, the $5,500 per EDU plus the CPI Factor, if any, at 4.8 EDU’s per acre is due to Coordinator when the County approves the “Commercial or Industrial Site Plan” and issues a building permit, which the Parties expect to occur after residential final Plat Approvals surrounding the site, and upon satisfaction of all contingencies and conditions set forth in this Agreement.

-	An example of how this would calculate for a commercial or industrial section of land with 30 net acres in size would be as follows:

¡	$5,500 plus the CPI Factor x 30 acres 4.8 EDU/acre or $792,000 is due and payable when the County approves the Commercial or Industrial Site Plan and issues a building permit.

The parties acknowledge that additional fees as approved by the Parties or required and/or authorized by a governmental agency except as otherwise prohibited herein will be billed to the commercial and industrial end user based upon the ultimate use of the land and fixtures thereon. Fees payable to WUGT and HUC for on-site facilities, pursuant to the Extension Agreements or a WUGT or HUC tariff, and reimbursement for certain costs and expenses incurred by Landowner with respect to the obtaining of on-site Utility Services from the Delivery Points to the end user are not the subject of this Agreement and shall be paid and reimbursed to the appropriate parties in accordance with the Extension Agreements.

4.3      Escrow Account. Within three days of execution of this Agreement, Coordinator shall open an interest-earning escrow account with First American Title Insurance Company for the benefit of Landowner and Coordinator for purposes of accepting and disbursing any and all payments and refunds under the terms and conditions set forth in this Agreement. The escrow agent shall be Carol Peterson (“Escrow Agent”). This Agreement shall constitute an escrow agreement and instructions to Escrow Agent and all funds deposited with Escrow Agent shall be disbursed and dealt with by Escrow Agent in strict accordance with the following provisions and the terms of

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this Agreement. Escrow Agent shall be authorized to make disbursements to Coordinator and/or Landowner as provided for in this Agreement within five (5) days of written request by such Party to Escrow Agent with a copy hand-delivered to the other Party. In making payment requests pursuant to Section 10.5 of this Agreement, Coordinator shall submit applications for payment relating to reasonable and necessary construction costs for water, reclaimed water and wastewater facilities constructed pursuant to this Agreement, including (i) an itemization of the facilities installed and the amount incurred for each item of the work (with appropriate invoices and backup documentation), and (ii) necessary statutory lien waivers relating to the work. Escrow Agent shall disburse funds pursuant to a payment request by either Party as set forth in this paragraph and under the terms of this Agreement unless and except to the extent a timely objection is made by the other Party. Any Party may object to disbursement of escrow funds if the Party believes in good faith that such payment is not due and if such Party delivers to Escrow Agent and all other Parties written notice of such objection within five (5) business days of the payment request, including a specific explanation of the objection and an explanation of why the Party believes the amount in question should not be disbursed under this Agreement. Any amount subject to an objection shall not be disbursed until the objection is resolved. Upon Escrow Agent’s receipt of an objection, the Parties shall meet within three (3) days and make good faith efforts to resolve the objection. If the objection is not resolved completely with such three day period, then the objecting party may submit the matter to arbitration within an additional seven days and the matter shall be resolved in accordance with the arbitration provisions set forth in Section 7 of this Agreement. If the objecting party fails to submit the matter to arbitration within that time period, then the full payment request shall be deemed approved. If an objection is determined by the arbitrator to be invalid, then the objecting party shall be responsible for any additional costs (including the reasonable attorneys fees of the prevailing party) resulting from the delay in disbursement of the escrow funds.

5.        Use and Sizing of Water and Reclaimed Water Distribution Mains and Sanitary Sewer Collection Mains. Coordinator, from time to time may, at its own discretion and expense, decide to oversize certain water distribution mains and wastewater collection mains to service properties or planned developments not currently contemplated within the scope of this Land.

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Any and all cost of over sizing these lines will be at the sole cost of Coordinator, including any and all engineering or other costs incurred by Landowner as a result of such over sizing. Landowner understands and agrees that it must use and accept reclaimed water distribution mains to the Delivery Points agreed to by Landowner and identified in Exhibit H. Each section of land will require a water storage facility or a retention lake structure for irrigation of no less than one (1) acre developed in accordance with standards established by Coordinator in locations approved by Landowner and at Landowner’s cost. Landowner may reasonably consolidate or divide the required water storage facility capacity and irrigation requirement in this Section in any location within the Land consistent with Landowner’s development plans. Coordinator’s responsibility is to oversee the construction of reclaimed water distribution mains is limited to only one point of storage as contemplated on Exhibit H.

6.        Reclaimed Water Availability. Coordinator and its subsidiaries agree to make reclaimed water available for purchase and use within the Land approximately equal to the amount of wastewater generated within such Land. Any excess reclaimed water not purchased by Landowner or its successors within any month belongs to the utility provider for reuse, recharge and/or discharge.

7.        Binding Arbitration. Any controversy, dispute or claim (a “Claim”) arising out of or relating in any way to this Agreement or any other agreement or instrument delivered in connection with this Agreement, or the transactions arising hereunder or there under that cannot be resolved by negotiation (other than actions for specific performance or any other equitable remedy) shall be settled exclusively by a binding arbitration (“Arbitration”), conducted by a single arbitrator (the “Arbitrator”) chosen by the Parties as described below. The arbitration shall be expedited and shall be conducted in accordance with the following rules:

7.1      Initiation of Arbitration. The Arbitration shall be initiated by either party delivering to the other an Arbitration Demand. Such demand shall be sent by hand-delivery or certified mail, return receipt requested. The Arbitration Demand must contain a list of the Claims upon which arbitration is requested, as well as a statement of the claimant’s basis for bringing the Claims.

7.2      Governing Procedures. The arbitration shall be conducted in accordance with the A.R.S. § 12-1501, et seq. and the Commercial Arbitration Rules of the American Arbitration Association.

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7.3      Appointment of Arbitrator. The Parties shall appoint a single Arbitrator by mutual agreement. If the Parties have not agreed within ten (10) days of the date of the Arbitration Demand on the selection of an Arbitrator willing to serve, then, unless otherwise agreed, each party may appoint an Arbitrator, and the two chosen Arbitrators will select a third Arbitrator. The Parties shall split the costs of all chosen Arbitrators.

7.4      Qualifications of Arbitrator. The Arbitrator shall be neutral and impartial, and knowledgeable in the areas of public utility service and/or real estate development.

7.5      Compensation. The Parties shall split equally any and all costs of arbitration, including the Arbitrator’s hourly rate.

7.6      Preliminary Hearing. Within fifteen (15) days after the Arbitrator(s) has been appointed, a preliminary hearing among the Arbitrator(s) and counsel for the Parties shall be held for the purpose of developing a plan for the management of the arbitration, which shall then be memorialized in an appropriate order. The matters which may be addressed include the following: (i) definition of issues; (ii) scope, timing and types of discovery, if any; (iii) schedule and place(s) of hearings; (iv) setting of other timetables; (v) submission of motions and briefs; (vi) whether and to what extent expert testimony will be required, whether the Arbitrator should engage one or more neutral experts, and whether, if this is done, engagement of experts by the Parties can be obviated or minimized; (vii) whether and to what extent the direct testimony of witnesses will be received by affidavit or written witness statement; and (viii) any other matters which may promote the efficient, expeditious, and cost-effective conduct of the proceeding. Any procedures outlined in the preliminary hearing shall require the arbitration hearing to be conducted within 60 days of the preliminary hearing date.

7.7      Final Award. The Arbitrator shall promptly (but, in no event later than twenty (20) days following the conclusion of the proceedings or such longer period as the Parties mutually agree) determine the claims of the Parties and render a final award in writing. The Arbitrator may award the prevailing party in the proceeding all or a part of such party’s reasonable attorneys’ fees and expert witness fees, taking into account the final result of arbitration and other relevant factors under Arizona law. The Arbitrator shall not award any punitive damages. The Arbitrator shall assess the costs of the proceedings (including, without limitation, the fees of the Arbitrator) against the non-

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prevailing party. The Arbitrator’s final award shall be binding and enforceable against the Parties.

8.        Insurance. Coordinator shall include Landowner as an “additional insured” in all forms of liability insurance obtained or maintained by Coordinator and its subsidiaries, and their contractors, applicable to the construction, installation and maintenance of water, wastewater and reclaimed water infrastructure financed by this Agreement or placed within the Land, WTP site, WRF site or well sites included in this Agreement. Coordinator shall defend, indemnify and hold Landowner and any and all of Landowner’s affiliates, subsidiaries, successors, and/or related entities, harmless for, from and against any and all liabilities, claims, damages, losses, costs, expenses (including, but not limited to, attorneys’ fees), injuries, causes of action, or judgments for bodily injury or death or damage to property occasioned, contributed to or in any way caused, in whole or in part, by Coordinator, HUC and/or WUGT, and their agents, employees, consultants, engineers, or contractors and which arise out of or are related to the performance of this Agreement by Coordinator or its authorized agents, employees, consultants, engineers and/or contractors except for those arising from the negligence or willful misconduct of the Landowner, its agents, employees, consultants, engineers, and/or contractors. Coordinator’s duty to indemnify Landowner shall extend to all construction activities undertaken by Coordinator, WUGT and HUC, and their contractors, subcontractors, agents, and employees in the performance of or related to this Agreement. This indemnity clause shall apply solely to the extent that such claim, demand, liability and/or expense is attributable to the negligent actions or inaction of Coordinator, WUGT and HUC, and/or their contractors, subcontractors, consultants, engineers, agents and/or employees.

Coordinator shall require HUC’s and/or WUGT’s contractors and/or subcontractors to carry and maintain, at Coordinator’s sole cost and expense, during the duration of construction of the water, reclaimed water and wastewater facilities plus an additional two years, no less than the following coverage and limits of insurance:

(i)        Worker’s Compensation and Employer’s Liability:    (a) Worker’s Compensation coverage as required by law; and (b) Employer’s Liability with limits of at least $1,000,000 per occurrence.

(ii)      Business Automobile Liability for Bodily Injury and Property Damage: $1,000,000 per occurrence, including coverage for all owned, non-owned and hired vehicles.

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(iii)      Commercial General Liability for Bodily Injury and Property Damage: $3,000,000 general aggregate, $1,000,000 per occurrence. Unless otherwise agreed by the parties, the general liability policy shall include a broad form comprehensive liability endorsement that includes coverage for liability assumed under any oral or written contract relating to this Agreement, and also including: (a) broad form property damage liability coverage; and (b) premises-operations coverage; and (c) independent contractor coverage (for liability may incur as a result of the operations, acts or omissions of Coordinator’s contractors, subcontractors, suppliers, and/or their agents or employees). The commercial general liability insurance required pursuant to this Agreement shall name Landowner and/or any other Landowner entities designated by Landowner as an additional insured; (b) apply severally to the parties; (c) cover Landowner and affiliated entities as insureds in the same manner as if separate policies have been issued to each of them; (d) include a waiver of any and all subrogation rights against Landowner and affiliated entities; and (e) be primary insurance with any other valid and collectible insurance available to the aforesaid additional insureds constituting excess insurance.

(iv)      Professional Errors and Omissions Liability, of not less than $1,000,000 per occurrence from Coordinator’s, HUC’s and WUGT’s Project engineer.

(v)       Other Insurance. An umbrella or other policy as determined appropriate by Coordinator in its reasonable discretion. The above coverage amounts may be achieved through the use of one or more umbrella policies. At the time of this Agreement, Coordinator holds an umbrella liability insurance policy of $10,000,000. Coordinator shall maintain such policy or an equivalent policy during the term of this Agreement.

The policies required pursuant to this Agreement shall not be revised, canceled or reduced until at least thirty (30) days’ written notice of such revision, cancellation or reduction shall have been given to Landowner, and until a replacement policy is in effect that provides the coverages required in this Agreement. The policies required pursuant to this Agreement shall be issued by an insurance company that is authorized to transact business in the State of Arizona and that has a current rating of A-VII or better in Best’s Insurance Report. Coordinator will provide Landowner with confirmation of the above insurance from Coordinator and any and all engineers, consultants, contractors and subcontractors, prior to commencement of construction, including copies of insurance certificates, riders and endorsements.

9.        No Partnership. Coordinator is acting as an independent contractor pursuant to

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this Agreement. Nothing in this Agreement shall be interpreted or construed (i) to create an association, agency relationship, joint venture, or partnership among the Parties or to impose any partnership obligation or liability upon either party, or (ii) to prohibit or limit the ability of Coordinator to enter into similar or identical agreements with other landowners, even if the activities of such landowners may be deemed to be in competition with the activities of Landowner.

10.        Default.

10.1    Landowner shall be deemed to be in material default under this Agreement upon the expiration of thirty (30) days, as to monetary defaults, and sixty (60) days, as to non-monetary defaults, following receipt of written notice from Coordinator specifying the particulars in which a default is claimed unless, prior to expiration of the applicable grace period (thirty (30) days or sixty (60) days, as the case may be), such default has been cured.

10.2    Coordinator shall be deemed to be in material default under this Agreement upon the expiration of thirty (30) days written notice of the failure to fulfill its obligations hereunder to timely provide the services and to timely commence and complete construction of facilities described in this Agreement, including the provision of Utility Services by WUGT and HUC, and the failure to fulfill its financial guarantees that WUGT will have sufficient financial resources for the provision of water utility service to the Land and that HUC will have sufficient financial resources for the provision of reclaimed water service and wastewater utility service to the Land and any other material breach of this Agreement by Coordinator.

10.3    In the event either party to this Agreement is in material default under this Agreement, the provisions hereof may be enforced by any remedy permitted by law for specific performance, injunctive, or other equitable remedies in addition to any other remedy available in this Agreement, or at law or in equity. In this regard, in the event Landowner fails to pay any amount as and when due, which failure is not cured within thirty (30) days after notice thereof in accordance with the provisions of subsection 10.1 above, such delinquent amounts shall bear interest at the rate of fifteen percent (15%) per annum from the due date until paid. Similarly, Coordinator shall pay interest at the rate of fifteen percent (15%) per annum from the date of accrual on any damages caused

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Landowner or its successors by Coordinator or its subsidiaries’ material breach of this Agreement.

10.4    In addition, to the extent such sums remain unpaid following such thirty (30) day period, Coordinator may then and only then claim a contractual lien for such sum, together with interest thereon as set forth above, which may be foreclosed against only that portion of the Land owned by the defaulting landowner and that land which is the subject of such default in the manner prescribed by law for the foreclosure of realty mortgages or deeds of trust. It is the Parties’ intention that Landowner’s default as defined in this section 10 provide the only means by which Coordinator may claim any type of lien on the Land, and the Parties agree this Agreement or services provided pursuant to it are not liens or secured interests, but this Agreement gives Coordinator the right to assert a lien right (as set forth herein), which lien right shall be deemed perfected only upon Landowner’s material default and recording of a notice of claim of lien, which shall be retroactive as of the date of the recording of this Agreement. Landowner consents to the recording of this Agreement with the county recorder’s office upon Coordinator’s acquisition of WMC and WUGT as set forth in Section 10.7 below. Coordinator agrees that as and when portions of the Land are sold, the obligations hereunder shall be bifurcated based on the land area sold and each new landowner shall be solely (and not jointly) responsible for all sums owed with respect to the land areas that it owns and shall not have any obligation or liability for the failure of any other owner of any portion of the Land and that the current Landowner shall be fully released from any and all such obligations. In the event Coordinator defaults (following notice and an opportunity to cure as set forth herein) on any of its obligations under this Agreement, including its financial guarantee that WUGT or HUC will have sufficient financial resources to provide water, reclaimed water and wastewater service to the Land as described herein, then Coordinator shall record a release of this Agreement and waive any and all other claims against the Land or Landowner as set forth below. Coordinator shall execute and record such release within three (3) days of a written request from Landowner in a form approved by Landowner.

10.5    Coordinator has provided to the Landowner a letter from the Coordinator’s financial institution confirming that the Coordinator through its investor and bank

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relationships has access to sufficient funds necessary to construct the water, reclaimed water and wastewater infrastructure, including the Off-Site Facilities, in order to provide the Utility Services. Upon issuance of the SWN by Landowner, Coordinator shall place funds in an escrow account as set forth in section 4.3 equal to the one-half of the total amount of the construction costs for all water, reclaimed water and wastewater facilities necessary to provide water, reclaimed water and wastewater service to the Land. As set forth in section 4.3, Coordinator shall be entitled to withdraw funds from such escrow account solely for purposes of paying for reasonable and necessary construction costs.

10.6    Subject to the limitations in this Section 10, amounts owed but not paid when due by Landowner under the terms of this Agreement, perfected as described in subsection 10.7 below shall be a lien against the Land for which such payment is due that the Parties agree shall then relate back to the date upon which an executed copy of this Agreement is recorded in the Maricopa County Recorders Office along with a document entitled Preliminary Notice of Contractual Lien which sets forth:

i.	The name of the lien claimant;

ii.	the name of the party or then owner of the property or interest against which the lien is claimed;

iii.	and a description of the property against which the lien is claimed.

Coordinator shall not record a Preliminary Notice of Contractual lien or other similar document until at least thirty (30) days after notice of Landowner’s material default as provided in Section 10.1 above.

10.7    The lien authorized in this Section 10 shall take effect only upon recordation of a claim of contractual lien as limited herein above and as described below in the office of the Maricopa County Recorder by Coordinator, and shall relate back to the date when the Preliminary Notice of Contractual Lien and executed copy of the Agreement were recorded, as set forth in subsection 10.6 above. The lien amount shall be only that amount not paid by Landowner in accordance with the terms of this Agreement at the time the lien is recorded, and shall not include any future Landowner Payment amounts. Such lien shall apply only to those portions of the Land for which any such payment is due. Coordinator acknowledges and agrees to work with the Landowner

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or its successors and their lenders to facilitate financing. Coordinator shall give written notice of any such lien claim. The Notice and Claim of Contractual Lien shall include the following:

(i)	The name of the lien claimant.

(ii)	The name of the party or then owner of the property or interest against which the lien is claimed.

(iii)	A description of the property against which the lien is claimed.

(iv)	A description of the default or breach that gives rise to the claim of lien and a statement itemizing the amount of the claim.

(v)	A statement that the lien is claimed pursuant to the provisions of this Agreement and reciting the date of recordation and recorder’s document number of this Agreement.

(vi)

The notice shall be acknowledged, and after recordation, a copy shall be given to the person(s) against whose property the lien is claimed in any manner prescribed under Section 21 of this Agreement. The lien may be enforced in any manner allowed by law, including without limitation, by an action to foreclose a mortgage or mechanic’s lien under the applicable provisions of the laws of the State of Arizona.

10.8    If the Landowner (i) places funds in the amount due Coordinator into an escrow account or posts either (ii) a bond executed by a fiscally sound corporate surety licensed to do business in the State of Arizona, or (iii) an irrevocable letter of credit from a reputable financial institution licensed to do business in the State of Arizona, which bond or letter of credit (a) names Coordinator as the principal or payee and is in form satisfactory to Coordinator, (b) is in the amount of the claim secured by the lien, and (c) unconditionally provides that it may be drawn on by Coordinator in the event of a final judgment entered by the arbitrator, then Coordinator shall record a release of the lien or take such action as may be reasonably required by a title insurance company requested to furnish a policy of title insurance on such property to delete the lien as an exception thereto. Landowner shall post the funds, bond or letter of credit by delivery of same to Coordinator, escrow or arbitrator as determined by Landowner. All costs and expenses to obtain the bond or letter of credit, and all reasonable costs and expenses incurred by Coordinator related thereto, shall be borne by Landowner, unless Landowner is the

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prevailing party in any litigation challenging the claimed lien and, in that event, all such costs shall be borne by Coordinator.

10.9 Upon Coordinator’s material default of its obligations under this Agreement, Coordinator shall (i) record a “full satisfaction and release” of this Agreement and any outstanding liens with the Maricopa County Recorder, (ii) shall confirm in writing the satisfaction and release of the Agreement to all other Parties at Landowner’s request, (iii) shall within 90 days of such material default return to Landowner all Landowner Payments made to date by Landowner in excess of costs incurred to date by Coordinator as previously approved by Landowner with such approval not being unreasonably withheld, and (iv) shall within 90 days return to Landowner all plans, documents, etc. provided to Coordinator, WUGT or HUC by Landowner or created to design water or wastewater facilities specifically to serve the Land. In the event Coordinator materially defaults on its obligations under this Agreement, Coordinator shall refund all Landowner Payments in excess of costs incurred to date by Coordinator under this Agreement as previously approved by Landowner with such approval not being unreasonably withheld. In that event, any and all amounts remaining in the escrow account provided under section 10.5 shall be released immediately to Landowner as partial or full payment of such refund obligation. The refund obligation shall be limited to the total amount of Landowner Payments made under this Agreement plus accrued interest with the remaining balance of the escrow including accrued interest to Coordinator. In the event Coordinator materially defaults on its obligations under this Agreement, Coordinator shall assign to Landowner all water rights, interests and extinguishment credits resulting from the Land or obtained from the Landowner. In the event of a default by Coordinator, Landowner reserves the right to pursue any and all legal rights, damages, and remedies against Coordinator for such default. All land deeded by Landowner to Coordinator shall be reconveyed by Coordinator to Landowner as provided elsewhere in this Agreement.

11.        Non Issuance of Water and Wastewater CC&N Expansion. In the event that Coordinator or HUC through best efforts are unable to obtain all of the necessary approvals from the ACC, MCESD and ADEQ within twenty-four (24) months of the execution of this Agreement with respect to the water, reclaimed water and wastewater services provided for

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herein, then the Landowner or Coordinator at either party’s option may terminate the portions of this Agreement as it relates to reclaimed water and wastewater services without recourse to either party. In the event of termination of the wastewater portion of this Agreement and excluding the CPI Factor, Coordinator shall remove or cause to be removed any registration and/or recordation of this Agreement with Maricopa County as reasonably requested by Landowner and waive any lien rights it may have under this Agreement for $3,000 per EDU of the $5,500 per EDU contemplated in this Agreement for reclaimed water and wastewater services. The Parties agree to execute necessary amendments to this Agreement in the event of termination of the wastewater portion of this Agreement. In that event, Landowner’s payment obligations under section 4.1 above shall be reduced in proportion to the reduction of the $5,500 per EDU payment under section 4.1 above to $2,500 per EDU for water service, which includes Landowner’s $500 per EDU payment noted below. For example, upon issuance of the SWN for 2,000 EDUs, Landowner’s payment obligations will be reduced to $225 times 2,000 EDUs or $450,000 upon issuance of the SWN. Further, in the event that the ACC, ADEQ and/or Maricopa County issues any ruling or decision denying HUC any necessary regulatory approvals to provide wastewater service to the Land, and provided that such decision or ruling is not as a result of the actions, conduct, or inactions of Coordinator and its related entities, Coordinator shall be entitled to retain $500/EDU of the payments made under section 4.1 as of such date for water service on the condition that WUGT has obtained a final order from the ACC approving the CC&N extension to include all of the Land, and Coordinator shall refund any and all remaining amounts of Landowner Payments made to date under 4.1 to Landowner within ten days of such final decision or ruling and transfer and assign any and all plans, studies, etc. to Landowner. If the Landowner Payment has been adjusted pursuant to the CPI Factor described in section 4 above, then the adjustment shall be applied pro-rata to the water and wastewater services allocations in this Section.

In the event that Coordinator or WUGT are unable to obtain ACC approval for extension of WUGT’s CC&N to include all of the Land or other necessary governmental approvals within 24 months for provision of water service to the Land, then Coordinator shall remove or cause to be removed any registration and/or recordation of this Agreement with Maricopa County affecting those portions of the Land as reasonably requested by Landowner and waive any lien rights it may have under this Agreement for water services. The Parties agree to execute

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necessary amendments to this Agreement in the event of non-issuance of the CC&N extension for water service to the Land. In the event that the ACC, ADEQ and/or Maricopa County issues any ruling or decision denying WUGT any necessary regulatory approvals to provide water service to any portions of the Land, and provided that such decision or ruling is not as a result of the actions, conduct, or inactions of Coordinator and its related entities, Coordinator shall be entitled to retain a proportional share of $500/EDU of the payments made under section 4.1 equal to that proportion of the Land included within WUGT’s CC&N and that portion of the Land for which WUGT is authorized to provide water service, and Coordinator shall refund any and all remaining amounts of Landowner Payments made to date under 4.1 to Landowner within ten days of such final decision or ruling and transfer and assign any and all plans, studies, etc. to Landowner. If the Landowner Payment has been adjusted pursuant to the CPI Factor described in section 4 above, then the adjustment shall be applied pro-rata to the water and wastewater services allocations in this Section.

12.        Attorneys’ Fees. If any dispute arises out of the subject matter of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party its reasonable costs, expenses and attorney’s fees incurred in litigating, arbitrating, or otherwise resolving such dispute. The Parties’ obligations under this Section shall survive the closing under this Agreement.

13.        Applicable Law; Venue; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. The Parties consent to jurisdiction for purposes of this Agreement in the State of Arizona, and agree that Maricopa County, Arizona, shall be proper venue for any action brought with respect to this Agreement. Acts of the parties hereto shall be excused during the period of intervening acts of God or other force majeure events not attributable to the nonperforming Party.

14.        Interpretation. The language in all parts of this Agreement shall in all cases, be construed as a whole according to its fair meaning and not strictly for nor against any party. The section headings in this Agreement are for convenience only and are not to be construed as a part hereof. The Parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of

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this Agreement or any amendments or any exhibits thereto. Except where specifically provided to the contrary, when used in this Agreement, the term “including” shall mean without limitation by reason of enumeration. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person(s) or entity(ies) may require.

15.        Most Favored Nation. Coordinator agrees that for the CC&N expansion and CC&N extension contemplated to commence in the July 2006 timeframe in the area West of the Hassayampa River, that if the Coordinator enters into an Infrastructure Coordination Finance and Option Agreement or an agreement with similar terms with another landowner that lies within the CC&N area of WUGT and HUC as extended (with the exception of Belmont), the Coordinator will not provide pricing, terms, or conditions more favorable to that landowner than provided herein to the Landowner, unless Coordinator amends this Agreement with the written consent of Landowner to include such pricing, terms, or conditions so that this Agreement is at least as favorable to the Landowner as the pricing, terms, and conditions offered to the other landowner.

16.        Counterparts. This Agreement shall be effective upon execution by all Parties hereto and may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

17.        Entire Agreement. This Agreement constitutes the entire integrated agreement among the Parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and undertakings of the Parties with respect to such subject matter. This Agreement may not be amended except by a written instrument executed by all Parties hereto.

18.        Additional Instruments. The Parties hereto agree to execute, acknowledge, and deliver to each other such other documents and instruments as may be reasonably necessary or appropriate to evidence or to carry out the terms of this Agreement.

19.        Severability. Every provision of this Agreement is intended to be severable except as otherwise provided in this Agreement. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

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20.        Incorporation by Reference. Every recital set forth herein above, exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

21.        Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the party to whom the same is directed or sent by registered or certified mail, return receipt requested, addressed to the addresses set forth on the signature page hereto. Any such notice shall be deemed to be delivered, given and received for all purposes upon actual receipt at the addresses noted below.

Any notice sent to Coordinator shall be sent to:

Cindy Liles

Global Water Resources, LLC

21410 N. 19th Avenue, Suite 201

Phoenix, Arizona 85027

Any notice sent to Landowner shall be copied simultaneously to the following persons:

SNR Management, LLC c/o Bryan O’Reilly 619 Campbell Las Vegas, NV 89107	SNR Management, LLC c/o Frank Pankratz 1350 N. Town Center Dr. #3041 Las Vegas, NV 89144
SNR Management, LLC c/o Barry Becker 50 S. Jones Blvd., Ste. 101 Las Vegas, NV 89107	SNR Management, LLC c/o John F. O’Reilly 325 S. Maryland Parkway Las Vegas, NV 89101-5300
Michele Van Quathem Ryley Carlock & Applewhite One N. Central Ave., Ste. 1200 Phoenix, AZ 85004

22.        Binding Effect; Partial Releases. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties. This Agreement constitutes a covenant running with the land, shall be binding upon the Land for the benefit of Coordinator and Landowner and their successors and assigns and any person acquiring any portion of the Land, upon acquisition thereof, shall be deemed to have assumed the obligations of Landowner arising from this Agreement with respect only to that portion of the Land acquired without the

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necessity for the execution of any separate instrument. If phases and/or parcels within the Land are sold individually, Coordinator will ensure that at such time as the Landowner Payment has been paid in full for that particular phase and/or parcel, Coordinator shall record such documents as are reasonably requested to reflect payment in full for that particular phase and/or parcel, without releasing the Agreement from any other portion of the Land for which the Landowner Payment has not been paid in full. It is the intent of this Agreement to record any release or waiver document as requested which relates to parcels and or plats that are paid in full.

[Signatures are on the following page.]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first above written.

COORDINATOR: Global Water Resources, LLC a Delaware Limited Liability Company

By:	/s/ Cindy M. Liles
Cindy M. Liles, Senior Vice President Global Water Resources, LLC 21410 N. 19th Avenue Suite 201 Phoenix, Arizona 85027

LANDOWNER:

Sierra Negra Ranch LLC, a Nevada limited liability company

By:	SNR Management LLC, a Nevada limited liability company
Its:	Manager

	By:	Becker SNR LLC, a Nevada limited liability company
	Its:	Manager

		By:	/s/ Barry W. Becker
Barry W. Becker
		Its:	Managing Member

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STATE OF ARIZONA	)
)ss.
County of Maricopa	)

On July 11, 2006 before me, Rebecca Scott, a Notary Public in and for said state, personally appeared Cindy M. Liles, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Rebecca Scott Notary Public in and for said State

My Commission Expires:

STATE OF NEVADA	)
)ss.
County of Clark	)

On July 10, 2006, before me, Debra S. Alston, a Notary Public in and for said state, personally appeared Barry W. Becker, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Debra S. Alston Notary Public in and for said State

My Commission Expires:

            10/10/07

20060939440

EXHIBIT A

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

LEGAL DESCRIPTION OF LAND

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No. 232313A

EXHIBIT “A”

PARCEL NO. 1:

THE WEST HALF OF SECTION 21, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA; EXCEPT THE EAST 200 ACRES THEREOF.

PARCEL NO. 2:

THE NORTHWEST QUARTER OF SECTION 28, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

PARCEL NO. 3:

THE NORTHEAST QUARTER OF SECTION 29, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

EXCEPT THAT PORTION OF THE SOUTH HALF OF THE NORTHEAST QUARTER OF SECTION 29, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, WHICH LIES WITHIN A STRIP OF LAND 308 FEET IN WIDTH, BEING 154 FEET WIDE ON EACH SIDE OF THE FOLLOWING DESCRIPTION LINE:

BEGINNING AT A POINT ON THE WEST LINE OF SAID SECTION 29, WHICH POINT BEARS SOUTH 0 DEGREES 00 MINUTES 38 SECONDS WEST, 1476.85 FEET FROM THE NORTHWEST CORNER OF SAID SECTION 29;

THENCE SOUTH 75 DEGREES 04 MINUTES 23 SECONDS EAST, 5470.76 FEET TO A POINT ON THE EAST LINE OF SAID SECTION 29, WHICH POINT BEARS SOUTH 0 DEGREES 03 MINUTES 23 SECONDS WEST, 243.12 FEET FROM THE EAST QUARTER CORNER OF SAID SECTION 29, AS CONVEYED TO THE STATE OF ARIZONA BY AND THROUGH ITS HIGHWAY COMMISSION BY WARRANTY DEED RECORDED IN DOCKET 6586, PAGE 69.

PARCEL NO. 4:

THE WEST HALF OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER; AND

THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER; AND

THE WEST HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

PARCEL NO. 5:

THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER; AND

THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

PARCEL NO. 6:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION

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No. 232313A

28, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

PARCEL NO. 7:

THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER; AND

THE EAST HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

SILVER SPRINGS RANCH

PARCEL NO. 8:

ALL OF SECTION 32, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

EXCEPT ALL MINERAL RESERVED UNTO THE STATE OF ARIZONA IN BOOK 334 OF DEEDS, PAGE 248 (AS TO THE SOUTHEAST QUARTER) AND IN BOOK 360 OF DEEDS, PAGE 10 (AS TO THE NORTH HALF AND THE SOUTHWEST QUARTER)

PARCEL NO. 9:

THE SOUTHWEST QUARTER OF SECTION 33, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

PARCEL NO. 10:

THE WEST HALF OF THE NORTHEAST QUARTER AND THE NORTH HALF OF THE SOUTHEAST QUARTER OF SECTION 7, TOWNSHIP 1 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

EXCEPT THAT PORTION OF THE FOLLOWING DESCRIBED PARCEL OF LAND LYING WITHIN A 200 FOOT STRIP, BEING 100 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT NORTH 07° 7” 30’ EAST, 1223.03 FEET FROM THE SOUTHEAST CORNER OF SECTION 16, MERIDIAN, MARICOPA COUNTY, ARIZONA;

THENCE NORTH 56° 07” 30’ WEST, 1783.55 FEET TO THE POINT OF CURVE OF A 0° 15’ CURVE TO THE RIGHT, HAVING A RADIUS OF 22,918.3 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 433.33 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE NORTH 55° 02” 30’ WEST, 9949.29 FEET TO THE POINT OF CURVE OF A 4° 00’ CURVE TO THE LEFT, HAVING A RADIUS OF 1432.69 FEET;

THENCE ALONG THE ARC OF SAID CURVE, 417.29 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE NORTH 71° 44” WEST, 4963.49 FEET TO THE POINT OF CURVE OF A 2° 00’ CURVE TO THE RIGHT HAVING A RADIUS OF 2864.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, 489.17 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE NORTH 61° 57 WEST, 211.49 FEET TO A POINT ON THE WEST LINE SECTION 7, TOWNSHIP 1

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No. 232313A

NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, SAID POINT SOUTH 0° 16” WEST, 394.03 FEET FROM THE NORTHWEST CORNER OF SAID SECTION 7;

THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 7, TOWNSHIP 1 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, AS CONVEYED TO MARICOPA COUNTY, A POLITICAL SUBDIVISION OF THE STATE OF ARIZONA BY QUIT CLAIM DEED RECORDED ON DOCKET 2747, PAGE 161.

PARCEL NO. 11

ALL OF SECTION 6, TOWNSHIP 1 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

PARCEL NO. 12

THE SOUTH HALF AND THE NORTHWEST QUARTER OF SECTION 31, TOWNSHIP 2 NORTH, RANGE 6 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

EXCEPT FROM LOTS 1 AND 2 AND THE EAST HALF OF THE NORTHWEST QUARTER THEREOF, ALL MINERALS AS RESERVED UNTO THE UNITED STATES IN THE RECORDED PATENT TO SAID LAND RECORDED IN DOCKET 2623, PAGE 394.

PARCEL NO. 13

THE NORTHEAST QUARTER OF SECTION 31, TOWNSHIP 2 NORTH, RANGE 6 WEST, OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA.

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EXHIBIT B

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

SITE PLAN

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EXHIBIT C

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

START WORK NOTICE

SAMPLE START WORK NOTICE

Invoice Date:

Due Date:

Invoice to:	Landowner Name

Landowner Address

By issuance of this Start Work Notice, Landowner notifies and authorizes Coordinator to commence the bidding of the construction jobs necessary to provide water, wastewater and reclaimed water services to the development.

Amount due:

Number of lots within development	1,000
Start Work Notice fee per lot	$500
Invoice Amount	$500,000

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EXHIBIT D

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

DESCRIPTION OF WUGT AND HUC SERVICES TO BE COORDINATED BY COORDINATOR

WUGT

Coordinator warrants that the following description of services includes all approvals, permits and requirements necessary to provide water service to the project.

-	Expand CC&N water service area to include the Land, if necessary, including filing for a CC&N expansion within 30 days of closing of the acquisition of WMC and WUGT;

-	Prepare a master water plan with respect to the Land;

-	Confirm, construct and/or develop sufficient water plant, well source capacity and Central Arizona Project water source capacity and delivery systems for the Land;

-	Extend a water distribution main line to the Delivery Points;

-	Provide will-serve letters to applicable governmental agencies necessary for final Plat Approvals with a schedule of commitment dates personalized for the Land;

-

Provide a 100-year assured water supply through Department of Water Resources via an Assured Water Designation or assist Landowner with the Certificate for Assured Water Supply application required for final Plat Approvals and Department of Real Estate approvals;

-	Prepare Interim Use Permit for Land as described within this Agreement;

-	Provide expedited final subdivision plat water improvement plan check and coordination with the Arizona Department of Environmental Quality for Approvals to Construct; and,

-	Obtain/Develop facilities extension agreement for construction of infrastructure within the Land (subject to reimbursement).

HUC

Coordinator warrants that the following description of services includes all approvals, permits and requirements necessary to provide reclaimed water and wastewater service to the project.

-	Expand CC&N wastewater service area to include the Land, including filing for a CC&N or CC&N expansion within 30 days of closing of the acquisition of WMC and WUGT;

-	Prepare a master wastewater plan with respect to the Land;

-	Develop a master reclaimed water treatment, retention, and distribution plan including interim well water supply for lake storage facilities;

-	Confirm, construct and/or develop sufficient wastewater plant capacity and Off-Site

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Facilities for the Land;

-	Extend a wastewater collection system main line to the Delivery Points;

-	Extend a reclaimed water line to a water storage facility within the Land;

-	Provide all permitting and regulatory approvals including but not limited to an Aquifer Protection Permit and Maricopa County Association of Governments (MAG) 208 Water Quality Plan as necessary;

-	Provide will-serve letters to applicable governmental agencies necessary for final Plat Approvals with a schedule of commitment dates personalized for the Land;

-	Provide expedited final subdivision plat wastewater improvement plan check and coordination with the Arizona Department of Environmental Quality for Approvals to Construct; and,

-	Obtain/Develop facilities extension agreement for construction of infrastructure within the Land (subject to reimbursement),

20060939440

EXHIBIT E

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

WATER FACILITIES EXTENSION AGREEMENT

This Agreement is made this              day of                             , 2005 by and between WATER UTILITY OF GREATER TONOPAH an Arizona corporation (“Company”), and                             , an                                  (“Developer”).

RECITALS:

A.        Developer desires that water utility service be extended to and for its real estate development located in Parcel          of                              consisting of          (single family, multi-family or commercial) lots, in Maricopa County within the general vicinity of the City of                 , Arizona (the “Development”). A legal description for the Development is attached hereto as Exhibit “A” and incorporated herein by this reference. The Development is located within Company’s Certificate of Convenience and Necessity (“CC&N”), and the Company shall be responsible for extending service to the Delivery Points identified in Exhibit “B” hereto, and Company requires no further payment from Developer for Off-Site Facilities.

B.        Company is a public service corporation as defined in Article XV, Section 2 of the Arizona Constitution which owns and operates a sewage treatment plant and collection system and holds a CC&N from the Commission granting Company the exclusive right to provide sewer utility service within portions of Maricopa County, Arizona.

C.        Developer is willing to construct and install facilities within the Development necessary to extend sewer utility service within the Development which facilities shall connect to the Company’s system as generally shown on the map attached hereto as Exhibit

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“B.” Company is willing to provide water utility service to the Development in accordance with relevant law, including the rules and regulations of the Commission on the condition that Developer fully and timely perform the obligations and satisfy the conditions and requirements set forth below.

COVENANTS AND AGREEMENTS:

NOW, THEREFORE, in consideration of the following covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Construction of On-Site Facilities. Developer agrees to construct and install water distribution mains and pipelines, valves, booster stations, hydrants, fittings, service lines and all other related facilities and improvements necessary to provide water utility service to each lot or building within the Development as more particularly described in Exhibit “C” attached hereto and incorporated herein by this reference (referred to hereinafter as the “Facilities”). The Facilities shall connect to the Company’s system at the point shown on the approved plans as generally depicted on the map attached hereto as Exhibit “B” (the “Delivery Points”) and shall be designed and constructed within the Development in a manner which allows the provision of safe and reliable water utility service to each lot therein. Subject to the terms and conditions set forth herein (including, without limitation, Company’s rights of plan review and approval and inspection of final construction), Developer shall be responsible for all construction activities associated with the Facilities, and Developer shall be liable for and pay when due all costs, expenses, claims and liabilities associated with the construction and installation of the Facilities. Company shall be responsible for payment, financing, construction

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and design of any and all Off-Site Facilities without any additional compensation from Developer. Under this Agreement, “Off-Site Facilities” means those water and reclaimed water facilities to be constructed by Company or its affiliates under this Agreement, including all water, reclaimed water, and treatment, transmission, storage, pumping, and delivery facilities constructed either off the Land or on the Land to the Delivery Points as defined and agreed by the Parties.

2.        Construction Standards and Requirements. The Facilities shall meet and comply with Company’s reasonable standards and specifications, and all engineering plans and specifications for the Facilities shall be approved by Company and its engineers (“Company’s Engineer”), prior to the commencement of construction with such approval not be unreasonably withheld. Company and Company’s Engineer shall review the plans and specifications and shall provide any requirements or comments as soon as practicable. Developer shall require that its contractor be bound by and conform to the plans and specifications for the Facilities as finally approved by Company. The construction and installation of the Facilities shall be in conformance with the applicable regulations of the Arizona Department of Environmental Quality (“ADEQ”), the ACC, and any other governmental authority having jurisdiction there over.

3.        Right of Inspection; Corrective Action. Company shall have the right to have Company’s Engineer inspect and test the Facilities at reasonable times during the course of construction as necessary to ensure conformance with plans and specifications. If at any time before the final acceptance by Company of the Facilities any construction, materials or workmanship are found to be defective or deficient in any way, or the Facilities fail to conform to this Agreement, then Company may reject such defective or deficient construction, materials

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and/or workmanship and require Developer to fully pay for all necessary corrective construction efforts (“Corrective Action”). Company reserves the right to withhold approval and to forbid connection of any defective portion of the Facilities to Company’s system unless and until the Facilities have been constructed in accordance with plans and specifications and all applicable regulatory requirements. Further, Developer shall promptly undertake any Corrective Action required to remedy such defects and deficiencies in construction, materials and workmanship upon receipt of notice by Company. The foregoing notwithstanding, Company shall not unreasonably withhold or delay acceptance of the Facilities.

4.        Transfer of Ownership. Upon completion and approval of the as-built Facilities by Company and any other governmental authority whose approval is required, Developer shall transfer all right, title and interest in the Facilities to Company via a bill of sale in a form satisfactory to Company. Thereafter, Company shall be the sole owner of the Facilities and be responsible for their operation, maintenance and repair. Company’s ownership and responsibility shall include all distribution mains and/or related appurtenances within the Development up to the point of connection to the service line of each customer receiving service. Maintenance and repair of each service line, which lines are not part of the Facilities, shall be Developer’s, the Development’s or each individual customers’ responsibility. All work performed by or on behalf of Developer shall be warranted by Developer for one year from the date of transfer of the Facilities to Company against defects in materials and workmanship. Developer shall also covenant, at the time of transfer, that the Facilities are free and clear of all liens and encumbrances, and unless the time period for filing lien claims has expired, shall provide evidence in the form of lien waivers that all claims of contractors, subcontractors, mechanics and materialmen have been paid and satisfied.

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5.        Final As-Built Drawings and Accounting of Construction Costs. Immediately following completion and approval of the Facilities, Developer shall provide Company with three sets of as-built drawings and specifications for the Facilities and a reproducible copy of such drawings. Developer shall also provide an accounting of the cost of constructing and installing the Facilities, which amount shall be refundable in accordance with paragraph 8, below. Company shall have no obligation to furnish service to the Development or to accept the transfer of the Facilities until Developer has complied with this paragraph.

6.        Easements. Developer shall be responsible for obtaining all necessary easements and rights-of-way for the construction and installation, and subsequent operation, maintenance and repair of the Facilities. Such easements and rights-of-way shall be of adequate size, location, and configuration so as to allow Company ready access to the Facilities for maintenance and repairs and other activities necessary to provide safe and reliable water utility service. Such easements and rights-of-way shall be provided to Company by Developer at the same time as Developer transfers ownership of the Facilities pursuant to paragraph 4, above. At the time of transfer, all easements and rights-of-way shall be free of physical encroachments, encumbrances or other obstacles. Company shall have no responsibility to obtain or secure on Developer’s behalf any such easements or rights-of-way.

7.        Reimbursement for Engineering and Other Fees and Expenses. Developer shall also reimburse Company for the reasonable costs, expenses and fees, including legal fees and costs that are incurred by Company for preparation of this Agreement, for reviewing and approving the plans and specifications for the Facilities to be constructed by Developer, for inspecting the Facilities during construction and other supervisory activities undertaken by Company, for obtaining any necessary approvals from governmental authorities

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(collectively the “Administrative Costs”). For such purpose, at the time of the signing of this Agreement, the Developer will pay an advance to the Company of Seven Thousand Five Hundred Dollars ($7,500). Developer shall provide additional advances to Company, as may be reasonably requested by Company in writing from time-to-time, to reimburse Company for any additional Administrative Costs it incurs. In no event shall such Administrative Costs exceed 10.0% of the cost of the Facilities. All amounts paid to Company pursuant to this provision shall constitute advances in aid of construction and be subject to refund pursuant to paragraph 8, below.

8.        Refunds of Advances. Company shall refund annually to Developer an amount equal to seven percent (7%) of the gross annual revenues received by Company from the provision of water utility service to each bona fide customer within the Development. Such refunds shall be paid by Company on or before the first day of August, commencing in the fourth calendar year following the calendar year in which title to the Facilities is transferred to and accepted by Company and continuing thereafter in each succeeding calendar year for a total of twenty-two (22) years. No interest shall accrue or be payable on the amounts to be refunded hereunder, and any unpaid balance remaining at the end of such twenty-two year period shall be non-refundable. In no event shall the total amount of the refunds paid by Company hereunder exceed the total amount of all advances made by Developer hereunder. For the purposes of this provision, the total amount of Developer’s advances shall be equal to Developer’s actual cost of constructing the Facilities, less the costs of any corrective action as defined in paragraph 3 above, the costs of curing any defects arising during the warranty period, as provided herein, and the costs of any unreasonable overtime incurred in the construction of the Facilities, above, and the amounts paid by Developer to Company for Administrative Costs pursuant to paragraph 7,

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above.

9.        Company’s Obligation to Serve. Subject to the condition that Developer fully perform its obligations under this Agreement, Company shall provide water utility service to all customers within the Development in accordance with Company’s tariffs and schedule of rates and charges for service, the rules and regulations of the Commission and other regulatory authorities and requirements. However, Company shall have no obligation to accept and operate the Facilities in the event Developer fails to make any payment provided in this Agreement, fails to construct and install the Facilities in accordance with Company’s standards and specifications and in accordance with the applicable rules and regulations of ADEQ, the Commission or any other governmental authority having jurisdiction there over, or otherwise fails to comply with the terms and conditions of this Agreement. Developer acknowledges and understands that Company will not establish service to any customer within the Development until such time as Company has accepted the transfer of the Facilities, and all amounts that Developer is required to pay Company hereunder have in fact been paid. The foregoing notwithstanding, the Company shall not terminate service to any customer within the Development to whom service has been properly established as a consequence of any subsequent breach or nonperformance by Developer hereunder.

10.      Liability for Income Taxes. In the event it is determined that all or any portion of Developer’s advances in aid of construction hereunder constituted taxable income to Company as of the date of this Agreement or at the time Company actually receives such advances hereunder, and if no reasonable alternative business arrangement then exists to avoid such tax effect, Developer will advance funds to Company equal to the income taxes resulting from Developer’s advance hereunder. These funds shall be paid to Company within twenty (20)

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days following notification to Developer that a determination has been made that any such advances constitute taxable income, and such tax funds are then due and payable, whether by virtue of any determination or notification by a governmental authority, amendment to the Internal Revenue Code, any regulation promulgated by the Internal Revenue Service, or similar change to any statute, rule or regulation relating to this matter. Such notification shall include documentation reasonably necessary to substantiate the Company’s liability for income taxes resulting from the Developer’s advances in aid of construction under this Agreement. In the event that additional funds are paid by Developer under this paragraph, such funds shall also constitute advances in aid of construction. In addition, Developer shall indemnify and hold Company harmless for, from and against any tax related interest, fines and penalties assessed against Company and other costs and expenses incurred by Company as a consequence of late payment by Developer of amounts described above.

11.      Notice. All notices and other written communications required hereunder shall be sent to the parties as follows:

COMPANY:

Water Utility of Greater Tonopah

Attn: Cindy M. Liles, Senior Vice President

21410 N. 19th Avenue

Suite 201

Phoenix, Arizona 85027

DEVELOPER:

Each party shall advise the other party in writing of any change in the manner in which notice is to be provided hereunder.

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12.      Governing Law. This Agreement, and all rights and obligations hereunder, shall be subject to and governed by the rules and regulations of the Commission relating to domestic water utilities and generally shall be governed by and construed in accordance with the laws of the State of Arizona. Developer understands and acknowledges that Company’s rates and charges, and other terms and conditions applicable to its provision of utility service, may be modified from time-to-time by order of the Commission. Company shall provide Developer with copies of such orders that may affect Developer’s rights and obligations hereunder.

13.      Time is of the Essence. Time is and shall be of the essence of this Agreement.

14.      Indemnification: Risk of Loss. Developer shall indemnify and hold Company harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Developer’s failure to comply with any of the terms and conditions contained herein, including (without limitation) Company’s refusal to serve any unit within the Development based on Developer’s failure to pay all amounts required hereunder in a timely manner. Developer’s duty to indemnify Company shall extend to all construction activities undertaken by Developer, its contractors, subcontractors, agents, and employees hereunder. Developer’s duty to indemnify shall not apply to the extent any claims, demands and/or other liabilities and expenses are caused by Company’s negligent or intentional actions or inaction. Company shall indemnify and hold Developer harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Company’s failure to comply with any of the terms and conditions contained herein.

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Company’s duty to indemnify Developer shall extend to all construction activities undertaken by Company, its contractors, subcontractors, agents, and employees hereunder. Company’s duty to indemnify shall not apply to the extent any claims, demands and/or other liabilities and expenses are caused by Developer’s negligent or intentional actions or inaction. This indemnity clause shall not apply to the extent such claim, demand, liability and/or expense is attributable to any third party.

15.      Successors and Assigns. This Agreement may be assigned by either of the parties provided that the assignee agrees in writing to be bound by and fully perform all of the assignor’s duties and obligations hereunder. This Agreement and all terms and conditions contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

16.      Dispute Resolution. The parties hereto agree that each will use good faith efforts to resolve, through negotiation, disputes arising hereunder without resorting to mediation, arbitration or litigation.

17.      Attorneys’ Fees. The prevailing party in any litigation or other proceeding concerning or related to this Agreement, or the enforcement thereof, shall be entitled to recover its costs and reasonable attorneys’ fees.

18.      Authority to Perform. Company represents and warrants to Developer that Company has the right, power and authority to enter into and fully perform this Agreement. Developer represents and warrants to Company that Developer has the right, power and authority to enter into and fully perform this Agreement.

DEVELOPER:	COMPANY:

WATER UTILITY OF GREATER TONOPAH

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an Arizona corporation

By		By
	Its		Cindy Liles
		Its:	Senior Vice President

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EXHIBIT “B”

Point(s) of Connection [Delivery Point(s)]

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EXHIBIT “C”

Water Facilities Budget

(Required to be completed by Developer prior to execution of agreement)

Item	QTY	UNIT	UNIT $	TOTAL $
8” C-900, Class 150 Water Main		LF
8” Valve Box & Cover		EA
Fire Hydrant, Complete		EA
3 / 4” Double Water Service		EA
3 / 4” Single Water Service		EA
1 1⁄2’ Landscape service		EA
2” Landscape service		EA
1” Landscape service		EA

Subtotal
Sales Tax

Total

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EXHIBIT F

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

SEWER FACILITIES EXTENSION AGREEMENT

This Agreement is made this              day of                             , 2005 by and between HASSAYAMPA UTILITY COMPANY, an Arizona corporation (“Company”),                                     , an                                      (“Developer”).

RECITALS:

A.        Developer desires that sewer utility service be extended to and for its real estate development located in Parcel          of                          consisting of          (single family, multi-family or commercial) lots, in Maricopa County within the general vicinity of the City of Maricopa, Arizona (the “Development”). A legal description for the Development is attached hereto as Exhibit “A” and incorporated herein by this reference. The Development is located within Company’s Certificate of Convenience and Necessity (“CC&N”), the Company has shall be responsible for extending service to the Delivery Points identified in Exhibit “B” hereto, and the Company requires no further payment from Developer for Off-Site Facilities.

B.        Company is a public service corporation as defined in Article XV, Section 2 of the Arizona Constitution which owns and operates a sewage treatment plant and collection system and holds a CC&N from the Commission granting Company the exclusive right to provide sewer utility service within portions of Maricopa County, Arizona.

C.        Developer is willing to construct and install facilities within the Development necessary to extend sewer utility service within the Development which facilities shall connect to the Company’s system as generally shown on the map attached hereto as Exhibit “B” (the “Delivery Points”). Company is willing to provide sewer utility service to the

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Development in accordance with relevant law, including the rules and regulations of the Commission on the condition that Developer fully and timely perform the obligations and satisfy the conditions and requirements set forth below.

COVENANTS AND AGREEMENTS:

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NOW, THEREFORE, in consideration of the following covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Construction of On-Site Facilities. Developer agrees to construct and install sewage collection mains, manholes, pumping stations and/or such other facilities and improvements necessary to provide sewer utility service to each lot or building within the Development as more particularly described in Exhibit “C” attached hereto and incorporated herein by this reference (referred to hereinafter as the “Facilities”). The Facilities shall connect to the Company’s system at the point shown on the approved plans as generally depicted on the map attached hereto as Exhibit “B” (the “Delivery Points”), and shall be designed and constructed within the Development in a manner which allows the provision of safe and reliable sewer utility service to each lot therein. Subject to the terms and conditions set forth herein (including, without limitation, Company’s rights of plan review and approval and inspection of final construction), Developer shall be responsible for all construction activities associated with the Facilities, and Developer shall be liable for and pay when due all costs, expenses, claims and liabilities associated with the construction and installation of the Facilities. Company shall be responsible for payment, financing, construction and design of any and all Off-Site Facilities without any additional compensation from Developer. Under this Agreement, “Off-Site Facilities” means those wastewater facilities to be constructed by Company or its affiliates under this Agreement, including all wastewater plant, production, treatment, transmission, storage, pumping, and delivery facilities constructed either off the Land or on the Land to the Delivery Points as defined and agreed by the Parties.

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2.        Construction Standards and Requirements. The Facilities shall meet and comply with Company’s reasonable standards and specifications, and all engineering plans and specifications for the Facilities shall be approved by Company and its engineers (“Company’s Engineer”) prior to the commencement of construction with such approval not to be unreasonably withheld. Company and Company’s Engineer shall review the plans and specifications and shall provide any requirements or comments as soon as practicable. Developer shall require that its contractor be bound by and conform to the plans and specifications for the Facilities as finally approved by Company. The construction and installation of the Facilities shall be in conformance with the applicable regulations of the Arizona Department of Environmental Quality (“ADEQ”), the ACC, and any other governmental authority having jurisdiction there over.

3.        Right of Inspection; Corrective Action. Company shall have the right to have Company’s Engineer inspect and test the Facilities at reasonable times during the course of construction as necessary to ensure conformance with plans and specifications. If at any time before the final acceptance by Company of the Facilities any construction, materials or workmanship are found to be defective or deficient in any way, or the Facilities fail to conform to this Agreement, then Company may reject such defective or deficient construction, materials and/or workmanship and require Developer to fully pay for all necessary corrective construction efforts (“Corrective Action”). Company reserves the right to withhold approval and to forbid connection of any defective portion of the Facilities to Company’s system unless and until the Facilities have been constructed in accordance with plans and specifications and all applicable regulatory requirements. Further, Developer shall promptly undertake any Corrective Action required to remedy such defects and deficiencies in construction, materials and workmanship

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upon receipt of notice by Company. The foregoing notwithstanding, Company shall not unreasonably withhold or delay acceptance of the Facilities.

4.        Transfer of Ownership. Upon completion and approval of the as-built Facilities by Company and any other governmental authority whose approval is required, Developer shall transfer all right, title and interest in the Facilities to Company via a bill of sale in a form satisfactory to Company. Company, in its sole discretion, may require Developer to conduct a video inspection of any of the Facilities prior to final approval and acceptance to ensure that no breaks or similar defects exist. Thereafter, Company shall be the sole owner of the Facilities and be responsible for their operation, maintenance and repair. Company’s ownership and responsibility shall include all pumping stations, manholes, collection and transmission mains and/or related appurtenances within the Development up to the point of connection of the sewer line of each customer receiving service to the collection main. Maintenance and repair of each sewer service line, which lines are not part of the Facilities, shall be Developer’s, the Development’s or each individual customers’ responsibility. All work performed by or on behalf of Developer shall be warranted by Developer for one year from the date of transfer of the Facilities to Company against defects in materials and workmanship. Developer shall also covenant, at the time of transfer, that the Facilities are free and clear of all liens and encumbrances, and unless the time period for filing lien claims has expired, shall provide evidence in the form of lien waivers that all claims of contractors, subcontractors, mechanics and materialmen have been paid and satisfied.

5.        Final As-Built Drawings and Accounting of Construction Costs. Immediately following completion and approval of the Facilities, Developer shall provide Company with three sets of as-built drawings and specifications for the Facilities and a

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reproducible copy of such drawings. Developer shall also provide an accounting of the cost of constructing and installing the Facilities, which amount shall be refundable in accordance with paragraph 8, below. Company shall have no obligation to furnish service to the Development or to accept the transfer of the Facilities until Developer has complied with this paragraph.

6.        Easements. Developer shall be responsible for obtaining all necessary easements and rights-of-way for the construction and installation, and subsequent operation, maintenance and repair of the Facilities. Such easements and rights-of-way shall be of adequate size, location, and configuration so as to allow Company ready access to the Facilities for maintenance and repairs and other activities necessary to provide safe and reliable sewer utility service. Evidence of such easements and rights-of-way shall be provided to Company by Developer at the same time as Developer transfers ownership of the Facilities pursuant to paragraph 4, above. At the time of transfer, all easements and rights-of-way shall be free of physical encroachments, encumbrances or other obstacles. Company shall have no responsibility to obtain or secure on Developer’s behalf any such easements or rights-of-way.

7.        Reimbursement for Engineering and Other Fees and Expenses. Developer shall also reimburse Company for the reasonable costs, expenses and fees, including legal fees and costs that are incurred by Company for preparation of this Agreement, for reviewing and approving the plans and specifications for the Facilities to be constructed by Developer, for inspecting the Facilities during construction and other supervisory activities undertaken by Company, for obtaining any necessary approvals from governmental authorities (collectively the “Administrative Costs”). For such purpose, at the time of the signing of this Agreement, the Developer will pay an advance to the Company of Seven Thousand Five Hundred Dollars ($7,500). Developer shall provide additional advances to Company, as may be

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reasonably requested by Company in writing from time-to-time, to reimburse Company for any additional Administrative Costs it incurs. All amounts paid to Company pursuant to this provision shall constitute advances in aid of construction and be subject to refund pursuant to paragraph 8, below.

8.        Refunds of Advances. Company shall refund annually to Developer an amount equal to two and one-half percent (2.5%) of the gross annual revenues received by Company from the provision of sewer utility service to each bona fide customer within the Development. Such refunds shall be paid by Company on or before the first day of August, commencing in the fourth calendar year following the calendar year in which title to the Facilities is transferred to and accepted by Company and continuing thereafter in each succeeding calendar year for a total of twenty-two (22) years. No interest shall accrue or be payable on the amounts to be refunded hereunder, and any unpaid balance remaining at the end of such twenty-two year period shall be non-refundable. In no event shall the total amount of the refunds paid by Company hereunder exceed the total amount of all advances made by Developer hereunder. For the purposes of this provision, the total amount of Developer’s advances shall be equal to Developer’s actual cost of constructing the Facilities, less the costs of any corrective action as defined in paragraph 3 above, the costs of curing any defects arising during the warranty period, as provided herein, and the costs of any unreasonable overtime incurred in the construction of the Facilities, above, and the amounts paid by Developer to Company for Administrative Costs pursuant to paragraph 7, above.

9.        Company’s Obligation to Serve. Subject to the condition that Developer fully perform its obligations under this Agreement, Company shall provide sewer utility service to all customers within the Development in accordance with Company’s tariffs and schedule of

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rates and charges for service, the rules and regulations of the Commission and other regulatory authorities and requirements. However, Company shall have no obligation to accept and operate the Facilities in the event Developer fails to make any payment provided in this Agreement, fails to construct and install the Facilities in accordance with Company’s standards and specifications and in accordance with the applicable rules and regulations of ADEQ, the Commission or any other governmental authority having jurisdiction there over, or otherwise fails to comply with the terms and conditions of this Agreement. Developer acknowledges and understands that Company will not establish service to any customer within the Development until such time as Company has accepted the transfer of the Facilities, and all amounts that Developer is required to pay Company hereunder have in fact been paid. The foregoing notwithstanding, the Company shall not terminate service to any customer within the Development to whom service has been properly established as a consequence of any subsequent breach or nonperformance by Developer hereunder.

10.      Liability for Income Taxes. In the event it is determined that all or any portion of Developer’s advances in aid of construction hereunder constituted taxable income to Company as of the date of this Agreement or at the time Company actually receives such advances hereunder, and if no reasonable alternative business arrangement then exists to avoid such tax effect, Developer will advance funds to Company equal to the income taxes resulting from Developer’s advance hereunder. These funds shall be paid to Company within twenty (20) days following notification to Developer that a determination has been made that any such advances constitute taxable income, and such tax funds are then due and payable, whether by virtue of any determination or notification by a governmental authority, amendment to the Internal Revenue Code, any regulation promulgated by the Internal Revenue Service, or similar

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change to any statute, rule or regulation relating to this matter. Such notification shall include documentation reasonably necessary to substantiate the Company’s liability for income taxes resulting from the Developer’s advances in aid of construction under this Agreement. In the event that additional funds are paid by Developer under this paragraph, such funds shall also constitute advances in aid of construction. In addition, Developer shall indemnify and hold Company harmless for, from and against any tax related interest, fines and penalties assessed against Company and other costs and expenses incurred by Company as a consequence of late payment by Developer of amounts described above.

11.      Notice. All notices and other written communications required hereunder shall be sent to the parties as follows:

COMPANY:

Hassayampa Utility Company,

Attn: Cindy M. Liles, Senior Vice President

21410 N. 19th Avenue

Suite 201

Phoenix, Arizona 85027

DEVELOPER:

Each party shall advise the other party in writing of any change in the manner in which notice is to be provided hereunder.

12.      Governing Law. This Agreement, and all rights and obligations hereunder, shall be subject to and governed by the rules and regulations of the Commission

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relating to domestic sewer utilities and generally shall be governed by and construed in accordance with the laws of the State of Arizona. Developer understands and acknowledges that Company’s rates and charges, and other terms and conditions applicable to its provision of utility service, may be modified from time-to-time by order of the Commission. Company shall provide Developer with copies of such orders that may affect Developer’s rights and obligations hereunder.

13.      Time is of the Essence. Time is and shall be of the essence of this Agreement.

14.      Indemnification; Risk of Loss. Developer shall indemnify and hold Company harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Developer’s failure to comply with any of the terms and conditions contained herein, including (without limitation) Company’s refusal to serve any unit within the Development based on Developer’s failure to pay all amounts required hereunder in a timely manner. Developer’s duty to indemnify Company shall extend to all construction activities undertaken by Developer, its contractors, subcontractors, agents, and employees hereunder. Developer’s duty to indemnify shall not apply to the extent any claims, demands and/or other liabilities and expenses are caused by Company’s negligent or intentional actions or inaction. Company shall indemnify and hold Developer harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Company’s failure to comply with any of the terms and conditions contained herein. Company’s duty to indemnify Developer shall extend to all construction activities undertaken by Company, its contractors, subcontractors, agents, and employees hereunder. Company’s duty to

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indemnify shall not apply to the extent any claims, demands and/or other liabilities and expenses are caused by Developer’s negligent or intentional actions or inaction. This indemnity clause shall not apply to the extent such claim, demand, liability and/or expense is attributable to any third party.

15.      Successors and Assigns. This Agreement may be assigned by either of the parties provided that the assignee agrees in writing to be bound by and fully perform all of the assignor’s duties and obligations hereunder. This Agreement and all terms and conditions contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

16.      Dispute Resolution. The parties hereto agree that each will use good faith efforts to resolve, through negotiation, disputes arising hereunder without resorting to mediation, arbitration or litigation.

17.      Attorneys’ Fees. The prevailing party in any litigation or other proceeding concerning or related to this Agreement, or the enforcement thereof, shall be entitled to recover its costs and reasonable attorneys’ fees.

18.      Authority to Perform. Company represents and warrants to Developer that Company has the right, power and authority to enter into and fully perform this Agreement. Developer represents and warrants to Company that Developer has the right, power and authority to enter into and fully perform this Agreement.

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DEVELOPER:		COMPANY:

HASSAYAMPA UTILITY COMPANY
an Arizona corporation

By		By
	Its		Cindy M. Liles
		Its:	Senior Vice President

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EXHIBIT “A”

Legal Description

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EXHIBIT “B”

Point(s) of Connection (Delivery Point)

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EXHIBIT “C”

Wastewater Facilities Budget

(Required to be completed by Developer prior to execution of agreement

Item	QTY	UNIT	UNIT $	TOTAL $
8” SDR 35 Sewer Main		LF
10” SDR 35 Sewer Main		LF
4’ Manhole		EA
Sewer Cleanout		EA
4” Sewer Service		EA

Subtotal
Sales Tax

Total

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EXHIBIT G

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

OFF SITE FACILITIES

Water

Backbone/offsite water infrastructure includes all ground water wells, treatment facilities, storage and distribution centers, and major distribution pipelines (typically 16” diameter or greater) that generally run beneath major roadways. These roadways are usually located along section lines and cover a one mile by one mile grid. Connection stubs to onsite/in-parcel infrastructure are provided from these distribution pipelines.

Wastewater/Reclaimed Water

Backbone/offsite wastewater infrastructure includes all major collection pipelines (typically 18” to 48” diameter) that generally run beneath major roadways. Connections to these pipelines are typically provided for the onsite/in-parcel wastewater collection system at designated locations along a one mile by one mile section line grid. Backbone/offsite wastewater infrastructure also includes all lift stations, reclamation facilities, and major reclaimed water distribution pipelines. Reclaimed water infrastructure generally runs parallel to the wastewater main lines within the major roadway to the onsite storage facility provided by the Landowner.

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EXHIBIT H

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

The attached maps indicate proposed lines to be the responsibility of the utilities based on the proposed land use plan submitted. Typically, the utility is responsible for water lines in size of 16 inch or greater and wastewater lines 18 inch or greater. The Delivery Points as designated on the attached maps will change as agreed according to the final map.

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EXHIBIT I

INFRASTRUCTURE COORDINATION, FINANCE AND OPTION AGREEMENT

WATER UTILITY OF GREATER TONOPAH

21410 N. 19th Avenue, Suite 201

Phoenix, Arizona 85027

Date

Landowner Name and Address

RE:	Will Serve Letter for

Dear                                     :

Water Utility of Greater Tonopah, Inc. (“WUGT”) is a private water company authorized by the Arizona Corporation Commission (“ACC”) to furnish water utility service within portions of Maricopa County. [Insert Name of Landowner] has requested that WUGT provide water utility service to the Development as set forth on the legal description attached to this letter as Exhibit A. WUGT has determined that the Development is located partially within WUGT’s service territory. Within 30 days of the closing of the pending acquisition of WUGT and the Western Maricopa Combine, WUGT shall file an application with the ACC seeking approval to extend WUGT’s CC&N to include all of the land set forth on Exhibit A.

Based upon the inclusion of the above referenced land in the certificate of convenience and necessity (CC&N) territory approved by the ACC, and subject to execution of water line extension agreements by the Landowner and other regulatory approvals including Arizona Department of Water Resources, WUGT has agreed to provide water utility service to the Development. Further, WUGT has agreed to finance and construct facilities and infrastructure necessary to serve the Development in accordance with Line Extension Agreement, and to achieve substantial completion of those facilities and infrastructure within 18 months of the issuance of a Start Work Notice by Landowner. Specifically, pursuant to the conditions noted above, WUGT shall finance and construct the following facilities and infrastructure subject to final engineering and regulatory approvals: [insert general description of facilities to

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be constructed].

Please feel free to contact me if you have any questions or require any additional information. We look forward to serving your development.

Respectfully yours,

Cindy M. Liles

Senior Vice President

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HASSAYAMPA UTILITY COMPANY

21410 N. 19th Avenue, Suite 201

Phoenix, Arizona 85027

Date

Landowner Name and Address

RE:	Will Serve Letter for

Dear                                     :

Hassayampa Utility Company (“HUC”) has submitted an application to the Arizona Corporation Commission (“ACC”) to form a private wastewater company authorized to furnish reclaimed water and wastewater utility service within portions of Maricopa County. Insert Name of Landowner] has requested that HUC provide reclaimed water and wastewater utility service to the Development as set forth on the legal description attached to this letter as Exhibit A.

Based upon the ACC’s approval of the formation of the certificate of convenience and necessity (CC&N) for HUC, the ACC’s approval to include the Development in HUC’s CC&N territory, execution of wastewater line extension agreements by Landowner and other regulatory approvals including the MAG 208 amendment, HUC has agreed to provide reclaimed water and wastewater utility service to the Development. Further, HUC has agreed to finance and construct facilities and infrastructure necessary to serve the Development in accordance with Line Extension Agreement, and to achieve substantial completion of those facilities and infrastructure within 18 months of the issuance of a Start Work Notice by Landowner. Specifically, pursuant to the conditions noted above, HUC shall finance and construct the following facilities and infrastructure subject to final engineering and regulatory approvals: [insert general description of facilities to be constructed].

Please feel free to contact me if you have any questions or require any additional information. We look forward to serving your development.

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Respectfully yours,

Cindy M. Liles

Senior Vice President